                                                           EXECUTION FORM


                       EXCHANGE AND VOTING TRUST AGREEMENT

                                      AMONG

                       ADVANCED COMMUNICATIONS GROUP, INC.

                                       AND

                               ACG HOLDING COMPANY

                                       AND

                              ACG EXCHANGE COMPANY

                                       AND

                           1 + USA V ACQUISITION CORP.

                                       AND

                     CERTAIN HOLDERS OF YPTEL LIMITED SHARES

                             AS LISTED ON SCHEDULE A

                                       AND

                          YPTEL/ACG PLEDGE CORPORATION

                                       AND

                  MONTREAL TRUST COMPANY OF CANADA, AS TRUSTEE



                                FEBRUARY 21, 2000

                                      INDEX


ARTICLE 1 DEFINITIONS AND INTERPRETATION......................................   2

   1.1 DEFINITIONS............................................................   2
   1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC...........................   7
   1.3 NUMBER, GENDER, ETC....................................................   7
   1.4 DATE FOR ANY ACTION....................................................   7

ARTICLE 2 PURPOSE OF AGREEMENT................................................   7

ARTICLE 3 VOTING SHARE........................................................   7

   3.1 ISSUANCE AND OWNERSHIP OF THE VOTING SHARE.............................   7
   3.2 LEGEND SHARE CERTIFICATES..............................................   8
   3.3 SAFE KEEPING OF CERTIFICATE............................................   8

ARTICLE 4 EXERCISE OF VOTING RIGHTS...........................................   8

   4.1 VOTING RIGHTS..........................................................   8
   4.2 VOTING RIGHTS (CONTINUED)..............................................   8
   4.3 NUMBER OF VOTES........................................................   9
   4.4 MAILINGS TO SHAREHOLDERS...............................................   9
   4.5 COPIES OF STOCKHOLDER INFORMATION.....................................   10
   4.6 OTHER MATERIALS.......................................................   11
   4.7 LIST OF PERSONS ENTITLED TO VOTE......................................   11
   4.8 ENTITLEMENT TO DIRECT VOTES...........................................   12
   4.9 VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT MEETING  12
   4.10 DISTRIBUTION OF WRITTEN MATERIALS....................................   13
   4.11 TERMINATION OF VOTING RIGHTS.........................................   13

ARTICLE 5 EXCHANGE RIGHT, EXCHANGE PUT RIGHT AND AUTOMATIC EXCHANGE RIGHT....   13

   5.1 GRANT AND OWNERSHIP OF THE EXCHANGE RIGHT.............................   13
   5.2 GRANT AND OWNERSHIP OF THE AUTOMATIC EXCHANGE RIGHT...................   14
   5.3 LEGEND SHARE CERTIFICATES.............................................   14
   5.4 GENERAL EXERCISE OF EXCHANGE PUT RIGHT AND EXCHANGE RIGHT.............   14
   5.5 PURCHASE PRICE........................................................   14
   5.6 EXERCISE INSTRUCTIONS FOR EXCHANGE PUT RIGHT AND EXCHANGE RIGHT.......   15
   5.7 DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE......   16
   5.8 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION...................   18
   5.9 STAMP OR OTHER TRANSFER TAXES.........................................   18
   5.10 NOTICE OF INSOLVENCY EVENT...........................................   19
   5.11 QUALIFICATION OF PARENT COMMON STOCK.................................   19
   5.12 PARENT COMMON STOCK..................................................   20
   5.13 AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT..........................   20
   5.14 WITHHOLDING RIGHTS...................................................   21
   5.15 MEANING OF DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION..............   22


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                                       - 2 -

ARTICLE 6 CERTAIN RIGHTS AND OBLIGATIONS OF NEWCO I TO ACQUIRE
          EXCHANGEABLE SHARES................................................   22

   6.1 NEWCO I LIQUIDATION CALL RIGHT........................................   22
   6.2 NEWCO I REDEMPTION CALL RIGHT.........................................   24
   6.3 NEWCO I RETRACTION CALL RIGHT.........................................   25

ARTICLE 7 MISCELLANEOUS......................................................   26

   7.1 RESTRICTIONS ON ISSUANCE OF PARENT SPECIAL VOTING STOCK...............   26
   7.2 TRANSFER AGENT........................................................   26
   7.3 RESTRICTIONS ON TRANSFER OF CLASS A SPECIAL SHARES....................   27
   7.4 NON-REGISTRATION OF EXCHANGEABLE SHARES...............................   28
   7.5 OVERRIDING RIGHT AND OBLIGATION.......................................   28
   7.6 NO AUDIT..............................................................   28

ARTICLE 8 CONCERNING THE TRUSTEE.............................................   29

   8.1 POWERS AND DUTIES OF THE TRUSTEE......................................   29
   8.2 NO CONFLICT OF INTEREST...............................................   29
   8.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC........................   30
   8.4 BOOKS AND RECORDS.....................................................   30
   8.5 INCOME TAX RETURNS AND REPORTS........................................   30
   8.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE...................   31
   8.7 ACTIONS BY HOLDERS....................................................   31
   8.8 RELIANCE UPON DECLARATIONS............................................   31
   8.9 EVIDENCE AND AUTHORITY TO TRUSTEE.....................................   31
   8.10 EXPERTS, ADVISERS AND AGENTS.........................................   32
   8.11 INVESTMENT OF MONEYS HELD BY TRUSTEE.................................   33
   8.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY................................   33
   8.13 TRUSTEE NOT BOUND TO ACT ON REQUEST..................................   33
   8.14 AUTHORITY TO CARRY ON BUSINESS.......................................   33
   8.15 CONFLICTING CLAIMS...................................................   34
   8.16 MISCELLANEOUS TRUSTEE PROVISIONS.....................................   34
   8.17 ACCEPTANCE OF TRUST..................................................   35

ARTICLE 9 COMPENSATION.......................................................   35

ARTICLE 10 INDEMNIFICATION AND LIMITATION OF LIABILITY.......................   35

   10.1 INDEMNIFICATION OF THE TRUSTEE.......................................   35
   10.2 LIMITATION OF LIABILITY..............................................   36

ARTICLE 11 CHANGE OF TRUSTEE.................................................   36

   11.1 RESIGNATION..........................................................   36
   11.2 REMOVAL..............................................................   37
   11.3 SUCCESSOR TRUSTEE....................................................   37
   11.4 NOTICE OF SUCCESSOR TRUSTEE..........................................   37

ARTICLE 12 PARENT SUCCESSORS.................................................   37

   12.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC..................   37
   12.2 VESTING OF POWERS IN PARENT SUCCESSOR................................   38

   12.3 SUBSIDIARIES.........................................................   38

ARTICLE 13 AMENDMENTS AND SUPPLEMENTAL AGREEMENTS............................   39

   13.1 AMENDMENTS, MODIFICATIONS, ETC.......................................   39
   13.2 MINISTERIAL AMENDMENTS...............................................   39
   13.3 MEETING TO CONSIDER AMENDMENTS.......................................   39
   13.4 CHANGES IN CAPITAL OF PARENT OR NEWCO II.............................   40
   13.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS.................................   40

ARTICLE 14 TERMINATION AND AUTOMATIC REDEMPTION..............................   41

   14.1 PROVISIONS FOR AUTOMATIC REDEMPTION..................................   41
   14.2 TERM.................................................................   41
   14.3 SURVIVAL OF CERTAIN PROVISIONS.......................................   41

ARTICLE 15 GENERAL..........................................................    41

   15.1 SEVERABILITY.........................................................   41
   15.2 ENUREMENT............................................................   41
   15.3 NOTICES TO PARTIES...................................................   42
   15.4 NOTICE TO NEWCO II, NEWCO I, AND PARENT..............................   45
   15.5 NOTICE TO HOLDERS....................................................   46
   15.6 COUNTERPARTS.........................................................   46
   15.7 CONSTRUCTION.........................................................   46
   15.8 JURISDICTION.........................................................   46
   15.9 ATTORNMENT...........................................................   46
   15.10 EFFECTIVENESS OF AGREEMENT..........................................   47
   15.11 TIME OF THE ESSENCE.................................................   47

                       EXCHANGE AND VOTING TRUST AGREEMENT

     THIS EXCHANGE AND VOTING TRUST AGREEMENT is entered into as of February 21, 2000, by and among Advanced Communications Group, Inc., a corporation existing under laws of Delaware ("PARENT"), ACG Holding Company, a Nova Scotia unlimited liability company and a wholly owned subsidiary of Parent ("NEWCO I"), ACG Exchange Company, a Nova Scotia unlimited liability company and a subsidiary of Newco I ("NEWCO II"), I + USA V Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent and a shareholder of Newco II ("USA V"), certain holders of shares of the Company (defined below) as set out in Schedule A hereto, YPtel/ACG Pledge Corporation, an Ontario corporation, and Montreal Trust Company of Canada, a trust company incorporated under the laws of Canada ("TRUSTEE").

     WHEREAS, pursuant to an Agreement dated as of the 3rd day of June, 1999, as amended and restated October 26, 1999 (as the same may be further amended from time to time, the "YPTEL AGREEMENT"), by and among Parent, YPtel Corporation, a corporation then incorporated under the laws of Canada, continued under the laws of Nova Scotia as YPtel Limited, to be amalgamated with a Nova Scotia unlimited liability company prior to the Closing Date (as defined in the YPtel Agreement) thus becoming a Nova Scotia unlimited liability company which will become a subsidiary of Newco II on the Closing Date (THE "COMPANY"), the shareholders of the Company listed on Exhibit A attached thereto, Cold Trust, Global Investment Trust, Freezer Trust, Storage Trust, Directory Trust and Publisher Trust (collectively the "BARBADIAN TRUSTS"), The J.L.R. Family Trust, The Paisley Family Trust, Edward Truant, and Douglas G. McIntyre (COLLECTIVELY, THE "ICL PRINCIPALS") and Imperial Capital Limited, a corporation incorporated under the laws of Ontario ("ICL"), the parties agreed that on the Closing Date the parties hereto would execute and deliver the within Exchange and Voting Trust Agreement;

     WHEREAS, pursuant to the YPtel Agreement, the shareholders of the Company who are parties hereto will exchange certain of the issued and outstanding common shares of the Company owned by them for all the initially issued and outstanding Class A Special Shares of Newco II;

     WHEREAS, Appendix A to the Articles of Association of Newco II, as amended, sets forth, INTER ALIA, the rights, privileges, restrictions and conditions attaching to the Class A Special Shares of Newco II (as the same may be amended from time to time, the "EXCHANGEABLE SHARE PROVISIONS");

     WHEREAS, Parent is to provide voting rights in Parent to each holder (other than Parent or any Subsidiary of Parent) from time to time of Exchangeable Shares, such voting rights to be equivalent to the voting rights per share of Parent Common Stock for which such Exchangeable Shares are exchangeable;

     WHEREAS, Parent, Newco I and Newco II are to grant to and in favor of the holders (other than Parent or any Subsidiary of Parent) from time to time of Exchangeable Shares certain rights, in the circumstances set forth herein, to require Parent and/or Newco I and/or Newco II to purchase from each such holder all or any part of the Exchangeable Shares held by the holder;

     WHEREAS, the parties desire to make appropriate provision and to establish a procedure whereby voting rights in Parent shall be exercisable by holders (other than Parent or any Subsidiary of Parent) from time to time of Exchangeable Shares by and through the Trustee, which will hold legal title to one share of Class B Preferred Stock of Parent, par value US$0.0001 (the "PARENT SPECIAL VOTING STOCK") to which voting rights attach for the benefit of such holders; and

     WHEREAS, shortly after this Agreement becomes effective, Newco II will amalgamate (the "NEWCO II AMALGAMATION") with various subsidiaries of Newco II (other than the Company), and all the holders of common stock or of Class A Special Shares of Newco II immediately prior to the amalgamation will become all the holders of similar common shares and Class A Special Shares of the amalgamated entity, which entity will also be named ACG Exchange Company and be a Nova Scotia unlimited liability company (the "AMALGAMATED NEWCO II" or "NEWCO II"), so that all references to Newco II herein shall refer to the Newco II then existing and all references to the Class A Special Shares shall refer to the Class A Special Shares of the Newco II then existing; and

     WHEREAS, these recitals and any statements of fact in this Agreement are made by Parent, Newco I, Newco II, USA V and the Holders and not by the
Trustee.

     NOW, THEREFORE, in consideration of the respective covenants and agreements provided in this Agreement and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties agree as follows:


                                 ARTICLE 1
                      DEFINITIONS AND INTERPRETATION

     1.1 DEFINITIONS. In this Agreement, the following terms shall have the following meanings:

     "ACG CONTROL TRANSACTION" means the completion of a Proposed Sale as provided in Section 2.8 of the Support Agreement.

     "AGGREGATE EQUIVALENT VOTING AMOUNT" means, with respect to any matter, proposition or question on which holders of Parent Common Stock are entitled to vote, consent or otherwise act, the product of (a) the number of shares of Parent Common Stock for which Exchangeable Shares then issued and outstanding and held by Holders (as hereinafter defined) are exchangeable multiplied by (b) the number of votes to which a holder of one share of Parent Common Stock is entitled with respect to such matter, proposition or question.

     "AGREEMENT" means the within agreement, as the same may be amended from time to time.

     "AMALGAMATED NEWCO II" has the meaning provided in the recitals above.

     "APPLICABLE LAWS" has the meaning provided in Section 5.11 hereof.

     "ARTICLES OF ASSOCIATION" means the Articles of Association of Newco II as amended from time to time.

     "AUTOMATIC EXCHANGE RIGHT" means the benefit of the obligation of Parent and Newco I to effect the automatic exchange of shares of Parent Common Stock for Exchangeable Shares pursuant to Section 5.13 hereof.

     "AUTOMATIC REDEMPTION DATE" has the meaning provided in the Exchangeable Share Provisions.

     "BOARD OF DIRECTORS" means the board of directors of Newco II.

     "BUSINESS DAY" has the meaning provided in the Exchangeable Share
Provisions;

     "CLASS A SPECIAL SHARES" means the Class A Special Shares of Newco II, and effective upon the Newco II Amalgamation, means the Class A Special Shares of the Amalgamated Newco II;

     "CLEC OPERATIONS" has the meaning provided in the YPtel Agreement.

     "CLOSING DATE" has the meaning provided in the YPtel Agreement.

     "COMPANY" has the meaning provided in the recitals above.

     "EXCHANGE AGENT LETTER" means initially the letter agreement between Parent, Newco I, Newco II, USA V and Transfer Agent with respect to appointment of Continental Stock Transfer and Trust Company as exchange agent with respect to the Class A Special Shares and providing for the holding of certificates for Class A Special Shares in safekeeping on behalf of the Holders, and includes any subsequent agreement with a Transfer Agent fulfilling similar functions.

     "EXCHANGE AGENT LETTER CONDITIONS" has the meaning provided in Section
5.6.

     "EXCHANGE PUT DATE" has the meaning set forth in Section 5.7 hereof.

     "EXCHANGE PUT RIGHT" has the meaning provided in Section 8.1(a) of the Exchangeable Share Provisions.

     "EXCHANGE RIGHT" has the meaning provided in Section 5.1 hereof.

     "EXCHANGEABLE SHARE CONSIDERATION" has the meaning provided in the Exchangeable Share Provisions.

     "EXCHANGEABLE SHARE PROVISIONS" has the meaning provided in the recitals hereto, as such Appendix A may be amended from time to time.

     "EXCHANGEABLE SHARES" means the Class A Special Shares.

     "HOLDER EQUIVALENT VOTE AMOUNT" means, with respect to any matter, proposition or question on which holders of Parent Common Stock are entitled to vote, consent or otherwise act, the product of (a) the number of shares of Parent Common Stock for which Exchangeable Shares then issued and outstanding and held by a Holder are exchangeable, multiplied by (b) the number of votes to which a holder of one share of Parent Common Stock is entitled with respect to such matter, proposition or question.

     "HOLDER VOTES" has the meaning provided in Section 4.3 hereof.

     "HOLDERS" means the registered holders from time to time of Exchangeable Shares, other than Exchangeable Shares beneficially owned by Parent or its Subsidiaries.

     "INSOLVENCY EVENT" means the institution by Newco II of any proceeding to be adjudicated a bankrupt or insolvent or to be dissolved or wound-up, or the consent of Newco II to the institution of bankruptcy, insolvency, dissolution or winding-up proceedings against it, or the filing of a petition, answer or consent seeking dissolution or winding-up under any bankruptcy, insolvency or analogous laws, including without limitation the Companies Creditors' Arrangement Act (Canada) and the Bankruptcy and Insolvency Act (Canada), and the failure by Newco II to contest in good faith any such proceedings commenced in respect of Newco II within 30 days of becoming aware thereof, or the consent by Newco II to the filing of any such petition or to the appointment of a receiver, or the making by Newco II of a general assignment for the benefit of creditors, or the admission in writing by Newco II of its inability to pay its debts generally as they become due, or Newco II not being permitted, pursuant to liquidity or solvency requirements of applicable law, to redeem any Retracted Shares pursuant to
Section 6.6 of the Exchangeable Share Provisions unless Newco I shall have exercised its Retraction Call Right.

     "LIQUIDATION CALL PURCHASE PRICE" has the meaning set forth in Section
6.1 hereof.

     "LIQUIDATION CALL RIGHT" has the meaning provided in Section 6.1 hereof.

     "LIQUIDATION EVENT" has the meaning provided in Subsection 5.13(b) hereof.

     "LIQUIDATION EVENT EFFECTIVE TIME" has the meaning provided in Subsection 5.13(c) hereof.

     "LIST" has the meaning provided in Section 4.7 hereof.

     "MINIMUM NUMBER" means the lesser of (a) the number of Exchangeable Shares which are exchangeable for 1,000 shares of Parent Common Stock or more
(b) all Exchangeable Shares then registered in the name of the applicable Holder if exchangeable for less than 1,000 shares of Parent Common Stock.

     "NEWCO I RETRACTION CALL NOTICE" has the meaning provided in Section 6.3 hereof.

     "NEWCO II AMALGAMATION" has the meaning provided in the recitals above.

     "OFFICER'S CERTIFICATE" means, with respect to Parent, a certificate signed by the Chief Executive Officer or Chief Financial Officer of Parent and with respect to Newco I, Newco II or USA V a certificate signed by the President, Vice-President or Treasurer of Newco I or Newco II or USA V, as applicable.

     "PARENT COMMON STOCK" means a share of common stock of Parent, par value US$0.0001.

     "PARENT CONSENT" has the meaning provided in Section 4.3 hereof.

     "PARENT MEETING" has the meaning provided in Section 4.3 hereof.

     "PARENT SPECIAL VOTING STOCK" has the meaning provided in the recitals hereto.

     "PARENT SUCCESSOR" has the meaning provided in subsection 12.1(a) hereof.

     "PERSON" includes an individual, body corporate, partnership, company, unincorporated syndicate or organization, trust, trustee, executor, administrator and other legal representative.

     "PROPOSED SALE" has the meaning provided in Section 2.8 of the Support Agreement.

     "PURCHASE PRICE" has the meaning provided in Section 6.3 hereof.

     "REDEMPTION CALL PURCHASE PRICE" has the meaning provided in Section 6.2 hereof.

     "REDEMPTION CALL RIGHT" has the meaning provided in Section 6.2 hereof.

     "REDEMPTION DATE" shall have the meaning provided in the Exchangeable Share Provisions.

     "RETRACTED SHARES" has the meaning provided in Section 6.1 of the Exchangeable Share Provisions and Section 5.8 hereof.

     "RETRACTION CALL RIGHT" has the meaning provided in Section 6.1 of the Exchangeable Share Provisions and Section 6.3 hereof.

     "RETRACTION DATE" shall have the meaning provided in Section 6.1 of the Exchangeable Share Provisions.

     "RETRACTION REQUEST" has the meaning provided in Section 6.1 of the Exchangeable Share Provisions.

     "S-3 EFFECTIVE DATE" has the meaning provided in Section 5.15 hereof.

     "SUBSIDIARY" has the meaning provided in the Exchangeable Share
Provisions.

     "SUPPORT AGREEMENT" means that certain Support Agreement made as of even date hereof by and between Parent, Newco I, Newco II, USA V and the Company shareholders party thereto, as such Support Agreement may be amended from time to time.

     "TRANSFER AGENT" means the duly appointed exchange agent for the time being of the Class A Special Shares, and as applicable a duly appointed transfer agent for the time being of the Class A Special Shares; the initial Transfer Agent shall be Continental Stock Transfer and Trust Company, which is exchange agent, branch registrar and co-transfer agent with respect to the Class A Special Shares.

     "TRANSFER AGENT OFFICE" means the office of the Transfer Agent that may be specified from time to time by the Transfer Agent in connection with presentation or surrender of certificates of Exchangeable Shares by holders thereof and for other purposes.

     "TRUST" means the trust created by this Agreement with respect to the Trust Estate.

     "TRUST ESTATE" means the Voting Share.

     "TRUSTEE" means Montreal Trust Company of Canada and, subject to the provisions of Article 11 hereof, includes any successor trustee or permitted assigns.

     "VOTING RIGHTS" means the voting rights attached to the Voting Share.

     "VOTING SHARE" means the one share of Parent Special Voting Stock issued by Parent to and deposited with the Trustee, which entitles the holder of record to a number of votes at meetings of holders of Parent Common Stock equal to the Aggregate Equivalent Voting Amount.

     1.2 INTERPRETATION NOT AFFECTED BY HEADINGS, ETC. The division of this Agreement into articles, sections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. Unless otherwise indicated, all references to an "Article" or "Section" followed by a number and/or a letter refer to the specified Article or Section of this Agreement. The terms "this Agreement", "hereof", "herein" and "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

     1.3 NUMBER, GENDER, ETC. Words importing the singular number only shall include the plural and vice versa. Words importing the use of any gender shall include all genders.

     1.4 DATE FOR ANY ACTION. If any date on which any action is required to be taken under this Agreement is not a Business Day, such action shall be required to be taken on the next succeeding Business Day.


                                    ARTICLE 2
                              PURPOSE OF AGREEMENT

     2.1 PURPOSE. The purpose of this Agreement is (i) to create the Trust for the benefit of the Holders with respect to the Voting Share; and (ii) to provide certain rights to the Holders of Exchangeable Shares, Newco I and Parent, as herein provided.


                                     ARTICLE 3
                                   VOTING SHARE

     3.1 ISSUANCE AND OWNERSHIP OF THE VOTING SHARE. Parent hereby issues to and deposits with the Trustee, the Voting Share to be hereafter held of record by the Trustee as trustee for and on behalf of, and for the use and benefit of, the Holders and in accordance with the provisions of this Agreement. Parent hereby acknowledges receipt from the Trustee as trustee for and on behalf of the Holders of good and valuable consideration (and the adequacy thereof) for the issuance of the Voting Share by Parent to the Trustee. During the term of the Trust and subject to the terms and conditions of this Agreement, the Trustee shall possess and be vested with full legal ownership of the Voting Share and shall be entitled to exercise the voting rights and all of the other rights and powers of an owner with respect to the Voting Share, provided that the Trustee shall:

     (a) hold the Voting Share and the legal title thereto as trustee solely for the use and benefit of the Holders in accordance with the provisions of this Agreement; and

     (b) except as specifically authorized by this Agreement, have no power or authority to sell, transfer, vote or otherwise deal in or with the Voting Share, and the Voting Share shall not be used or disposed of by the Trustee for any purpose other than the purposes for which this Trust is created pursuant to this Agreement.

     3.2 LEGEND SHARE CERTIFICATES. Newco II will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of their right to instruct the Trustee with respect to the exercise of the Voting Rights with respect to the Exchangeable Shares held by the Holders.

     3.3 SAFE KEEPING OF CERTIFICATE. The certificate representing the Voting Share shall at all times be held in safekeeping by the Trustee.


                                     ARTICLE 4
                             EXERCISE OF VOTING RIGHTS

     4.1 VOTING RIGHTS. The Trustee, as the holder of record of the Voting Share, shall be entitled to all of the Voting Rights, including the right to consent to or to vote in person or by proxy the Voting Share, on any matter, question or proposition whatsoever that may properly come before the stockholders of Parent at a Parent Meeting or in connection with a Parent Consent. The Voting Rights shall be and remain vested in and exercised by the Trustee. Subject to Section 8.15 hereof:

     (a) the Trustee shall exercise the Voting Rights only on the basis of instructions received pursuant to this Article 4 from Holders entitled to instruct the Trustee as to the voting thereof at the time at which a Parent Consent is sought or a Parent Meeting is held; and

     (b) to the extent that no instructions are received from a Holder with respect to the Voting Rights to which such Holder is entitled, the Trustee shall vote the Holder Votes of such Holder in the same manner as the majority of other Holder Votes for which Trustee has received instructions are voted by Trustee.

     4.2 VOTING RIGHTS (CONTINUED). The holder of the Voting Share is entitled to vote with the holders of Parent Common Stock as a single class in accordance with the terms of the Parent Special Voting Stock. When the holder of the Voting Share is entitled to vote as a separate class in accordance with the terms of the Parent Special Voting Stock, the Holders may instruct the Trustee as to the exercise of the votes attached to the Voting Share in such class or series vote. The Trustee acknowledges that, in accordance with the terms of the Parent Special Voting Stock, the holder of the Voting Share and the holders of shares of Parent Common Stock shall vote or consent (or withhold consent) as a single class in respect of each matter, question or proposition to be voted on at a Parent Meeting or with respect to which consent is sought in connection with a Parent Consent, it being further acknowledged that, in certain circumstances, the holder of the Voting Share shall, in addition, have a further vote as a separate class or series in respect of any particular matter, question or proposition.

     4.3 NUMBER OF VOTES. With respect to all meetings of stockholders of Parent at which holders of shares of Parent Common Stock are entitled to vote (a "PARENT MEETING") and with respect to all written consents sought by Parent from its stockholders including the holders of shares of Parent Common Stock (a "PARENT CONSENT"), each Holder shall be entitled to instruct the Trustee to cast and exercise, in the manner instructed, a number of votes equal to the Holder Equivalent Vote Amount with respect to the Exchangeable Shares owned of record by such Holder on the record date established by Parent or by applicable law for such Parent Meeting or Parent Consent, as the case may be, (the "HOLDER VOTES") in respect of each matter, question or proposition to be voted on at such Parent Meeting or with respect to which consent is sought in connection with such Parent Consent.

     4.4 MAILINGS TO SHAREHOLDERS. With respect to each Parent Meeting and Parent Consent, the Trustee will mail or cause to be mailed (or otherwise communicate in the same manner as Parent utilizes in communications to holders of Parent Common Stock) to each of the Holders named in the List on the same day as the initial mailing or notice (or other communication) with respect thereto is commenced or given by Parent to its stockholders:

     (a) a copy of such notice, together with any related materials to be provided to stockholders of Parent;

     (b) a statement that such Holder is entitled to instruct the Trustee as to the exercise of the Holder Votes with respect to such Parent Meeting or Parent Consent, as the case may be, or pursuant to
           Section 4.8 hereof, to attend such Parent Meeting and to exercise personally the Holder Votes thereat;

     (c) a statement as to the manner in which such instructions may be given to the Trustee, including an express indication that instructions may be given to the Trustee to give:

           (i) a proxy to such Holder or his designee to exercise personally the Holder Votes; or

           (ii) a proxy to a designated agent or other representative of the management of Parent to exercise such Holder Votes;

     (d) a statement that if no such instructions are received from the Holder, the Holder Votes to which such Holder is entitled are to be voted in the same manner as the majority of the other Holder Votes for which Trustee has received instruction are voted by Trustee;

     (e) a form of direction whereby the Holder may so direct and instruct the Trustee as contemplated herein; and

     (f) a statement of the time and date by which such instructions must be received by the Trustee in order to be binding upon it, which in the case of a Parent Meeting shall not be earlier than the close of business on the second Business Day prior to such meeting, and the method for revoking or amending such instructions.

     The materials referred to above are to be provided by Parent to the Trustee, but to the extent feasible, draft forms of items (b) through (f) shall be submitted to Trustee in advance for review and comment by the Trustee.

     For the purpose of determining Holder Votes to which a Holder is entitled in respect of any such Parent Meeting or Parent Consent, the number of Exchangeable Shares owned of record by the Holder shall be determined at the close of business on the record date established by Parent or by applicable law for purposes of determining stockholders entitled to vote at such Parent Meeting or to give written consent in connection with such Parent Consent. Parent will notify the Trustee of any decision of the board of directors of Parent with respect to the calling of any such Parent Meeting or the seeking of any such Parent Consent and shall provide all necessary information and materials to the Trustee in each case promptly and in any event in sufficient time to enable the Trustee to perform its obligations contemplated by this Section 4.4.

     4.5 COPIES OF STOCKHOLDER INFORMATION. Parent will deliver to the Trustee copies of all proxy materials, (including notices of Parent Meetings, but excluding proxies to vote shares of Parent Common Stock), information statements, reports (including without limitation all interim and annual financial statements) and other written communications that are to be distributed from time to time to holders of Parent Common Stock in sufficient quantities and in sufficient time so as to enable the Trustee to send those materials to each Holder at or about the same time as such materials are sent to holders of Parent Common Stock. The Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials (and all materials specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent) received by the Trustee from Parent at or about the same time as such materials are first sent to holders of Parent Common Stock. The Trustee will also make available for inspection by any Holder at the Trustee's principal trust office in the

City of Toronto all proxy materials, information statements, reports and other written communications that are:

     (a) received by the Trustee as the registered holder of the Parent Special Voting Stock and made available by Parent generally to holders of Parent Common Stock; or

     (b) specifically directed to the Holders or to the Trustee for the benefit of the Holders by Parent.

     4.6 OTHER MATERIALS. As soon as practicable after receipt by Parent or any stockholder of Parent (if such receipt is known by Parent) of any material sent or given generally to the holders of Parent Common Stock by or on behalf of a third party, including without limitation dissident proxy and information circulars (and related information and material) and tender and exchange offer circulars (and related information and material), Parent shall obtain and deliver to the Trustee copies thereof in sufficient quantities so as to enable the Trustee to forward such material (unless the same has been provided directly to Holders by such third party) to each Holder as soon as possible thereafter. As soon as practicable after receipt thereof, the Trustee will mail or otherwise send to each Holder, at the expense of Parent, copies of all such materials received by the Trustee from Parent. The Trustee will also make copies of all such materials available for inspection by any Holder at the Trustee's principal trust office in the City of Toronto.

     4.7 LIST OF PERSONS ENTITLED TO VOTE. Newco II shall, (a) prior to each annual and special Parent Meeting or the seeking of any Parent Consent and (b) forthwith upon each request made at any time by the Trustee in writing, prepare or cause to be prepared a list (a "LIST") of the names and addresses of the Holders arranged in alphabetical order and showing the number of Exchangeable Shares held of record by each such Holder, in each case at the close of business on the date specified by the Trustee in such request or, in the case of a List prepared in connection with a Parent Meeting or a Parent Consent, at the close of business on the record date established by Parent or pursuant to applicable law for determining the holders of Parent Common Stock entitled to receive notice of and/or to vote at such Parent Meeting or to give consent in connection with such Parent Consent. Each such List shall be delivered to the Trustee promptly after receipt by Newco II of such request or the record date for such meeting or seeking of consent, as the case may be, and in any event within sufficient time as to enable the Trustee to perform its obligations under this Agreement. Parent agrees to give Newco II written notice (with a copy to the Trustee) of the calling of any Parent Meeting or the seeking of any Parent Consent, together with the record dates therefor, sufficiently prior to the date of the calling of such meeting or seeking of such consent so as to enable Newco II to perform its obligations under this Section 4.7. Newco II shall cause the Transfer Agent to prepare and deliver the List as contemplated hereunder and to deliver copies thereof to Newco I, Parent and Trustee upon their request. Parent agrees to provide a copy of the most current List prepared upon request of a Holder of Exchangeable Shares from time to time.

     4.8 ENTITLEMENT TO DIRECT VOTES. Any Holder named in a List prepared in connection with any Parent Meeting or any Parent Consent will be entitled
(a) to instruct the Trustee in the manner described in Section 4.4 hereof with respect to the exercise of the Holder Votes to which such Holder is entitled or (b) to attend such meeting and personally to exercise thereat (or to exercise with respect to any written consent), as the proxy of the Trustee, the Holder Votes to which such Holder is entitled.

     4.9   VOTING BY TRUSTEE, AND ATTENDANCE OF TRUSTEE REPRESENTATIVE, AT
MEETING.

     (a) In connection with each Parent Meeting and Parent Consent, the Trustee shall exercise, either in person or by proxy, in accordance with the instructions received from a Holder pursuant to Section 4.4 hereof, the Holder Votes as to which such Holder is entitled to direct the vote (or any lesser number thereof as may be set forth in the instructions); provided, however, that such written instructions are received by the Trustee from the Holder prior to the time and date fixed by the Trustee for receipt of such instructions in the notice given by the Trustee to the Holder pursuant to
Section 4.4 hereof.

     (b) The Trustee shall cause a representative who is empowered by it to sign and deliver, on behalf of the Trustee, proxies for Voting Rights to attend each Parent Meeting. Upon submission by a Holder (or its designee) of identification satisfactory to the Trustee's representative, and at the Holder's request, such representative shall sign and deliver to such Holder (or its designee) a proxy to exercise personally the Holder Votes as to which such Holder is otherwise entitled hereunder to direct the vote, if such Holder either:

           (i) has not previously given the Trustee instructions pursuant to Section 4.4 hereof in respect of such meeting, or

          (ii) submits to the Trustee's representative written revocation of any such previous instructions.

     At such meeting, the Holder exercising such Holder Votes shall have the same rights as the Trustee to speak at the meeting in respect of any matter, question or proposition, to vote by way of ballot at the meeting in respect of any matter, question or proposition, and to vote at such meeting by way of a show of hands in respect of any matter, question or proposition. The Trustee shall be reimbursed by Parent for any reasonable expenses incurred in the course of attending or causing a representative to attend each Parent Meeting.

     4.10 DISTRIBUTION OF WRITTEN MATERIALS. Any written materials to be distributed by the Trustee to the Holders pursuant to this Agreement shall be sent by mail (or otherwise communicated in the same manner as Parent utilizes in communications to holders of Parent Common Stock, subject to the Trustee being advised in writing of such method of communication and its ability to provide such method) to each Holder at its address as shown on the books of Newco II. Newco II (and Parent) shall provide or cause to be provided to the Trustee for this purpose, on a timely basis and without charge or other expense:

     (a)   a current List; and

     (b) at the request of the Trustee, mailing labels to enable the Trustee to carry out its duties under this Agreement.

     4.11 TERMINATION OF VOTING RIGHTS. Except as otherwise provided herein or in the Exchangeable Share Provisions, all of the rights of a Holder with respect to the Holder Votes exercisable in respect of the Exchangeable Shares held by such Holder, including the right to instruct the Trustee as to the voting of or to vote personally such Holder Votes, shall be deemed to be surrendered by the Holder and such Holder Votes and the Voting Rights represented thereby shall cease immediately upon delivery of the Exchangeable Share Consideration deliverable in exchange therefor by Parent, Newco I or Newco II, upon the exercise by the Holder of the Exchange Put Right or the Exchange Right or the occurrence of the automatic exchange of Exchangeable Shares for shares of Parent Common Stock, as specified in Article 5 hereof, or upon the retraction or redemption of Exchangeable Shares pursuant to
Article 6 or Article 7 of the Exchangeable Share Provisions, or upon the effective date of the liquidation, dissolution or winding-up of Newco II or any other distribution of the assets of Newco II among its shareholders for the purpose of winding up its affairs pursuant to Article 5 of the Exchangeable Share Provisions or upon the purchase of Exchangeable Shares from the holder thereof by Newco I pursuant to the exercise by Newco I of the Retraction Call Right, the Redemption Call Right or the Liquidation Call Right.


                                   ARTICLE 5
         EXCHANGE RIGHT, EXCHANGE PUT RIGHT AND AUTOMATIC EXCHANGE RIGHT

     5.1 GRANT AND OWNERSHIP OF THE EXCHANGE PUT RIGHT AND EXCHANGE RIGHT. Parent and Newco I hereby jointly and severally grant to each Holder:

     (a)   the Exchange Put Right; and

     (b) the right (the "EXCHANGE RIGHT") upon the occurrence and during the continuance of an Insolvency Event, to require Newco I (and upon default by Newco I, Parent) to purchase from such Holder all or any part comprising at least the Minimum Number of the Exchangeable Shares held by such Holder;

all in accordance with the provisions of this Agreement and the Exchangeable Share Provisions, as the case may be. Each of Parent and Newco I hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Exchange Put Right and the Exchange Right to the Holders. Subject to the terms and conditions of this Agreement, the Holders shall be entitled to exercise all of the rights and powers of an owner with respect to the Exchange Put Right and the Exchange Right.

     5.2 GRANT AND OWNERSHIP OF THE AUTOMATIC EXCHANGE RIGHT. Parent and Newco I hereby jointly and severally grant to the Holders the Automatic Exchange Right in accordance with the provisions of this Agreement. Each of Parent and Newco I hereby acknowledges receipt from the Holders of good and valuable consideration (and the adequacy thereof) for the grant of the Automatic Exchange Right by Parent and Newco I to the Holders. Subject to the terms and conditions of this Agreement, the Holders shall be entitled to exercise all of the rights and powers of an owner with respect to the Automatic Exchange Right.

     5.3 LEGEND SHARE CERTIFICATES. Newco II will cause each certificate representing Exchangeable Shares to bear an appropriate legend notifying the Holders of:

     (a) their right with respect to the exercise of the Exchange Put Right and the Exchange Right in respect of the Exchangeable Shares held by a Holder, and

     (b)   the Automatic Exchange Right.

     5.4 GENERAL EXERCISE OF EXCHANGE PUT RIGHT, THE EXCHANGE RIGHT AND THE AUTOMATIC EXCHANGE RIGHT. The Exchange Put Right, the Exchange Right and the Automatic Exchange Right shall be and remain vested in the Holders.

     5.5 PURCHASE PRICE. The purchase price payable by Parent or Newco I for each Exchangeable Share to be purchased by Parent or Newco I (a) under the Exchange Put Right, (b) under the Exchange Right or (c) under the Automatic Exchange Right, shall be consideration equal to the Exchangeable Share Consideration. The applicable Exchangeable Share Consideration for each such Exchangeable Share so purchased may be satisfied by Parent issuing and Parent or Newco I delivering or causing to be delivered to the relevant Holder, the applicable Exchangeable Share Consideration (less any amounts withheld pursuant to Section 5.14 hereof). A purchase pursuant to the Exchange Put Right, the Exchange Right or the Automatic Exchange Right may be made by either Parent or Newco I, as may be determined by Parent and Newco I in their discretion, but unless a Holder is otherwise advised by Parent or Newco I at any time, a Holder may assume the purchase will be made by Newco I and Parent will cause the completion of such purchase by Newco I and delivery of the Exchangeable Share Consideration. If Newco I fails to complete a purchase as aforesaid or Parent is unable to cause Newco I to so complete, Parent shall deliver such Exchangeable Share Consideration to complete such purchase within the time period required pursuant to Section 5.7 hereof.

     5.6 EXERCISE INSTRUCTIONS FOR EXCHANGE PUT RIGHT AND EXCHANGE RIGHT. Subject to the terms and conditions provided in Article 8 of the Exchangeable Share Provisions with respect to the Exchange Put Right and subject to the terms and conditions set forth herein with respect to the Exchange Put Right and the Exchange Right, a Holder shall be entitled (a) to exercise the Exchange Put Right at any time and (b) upon the occurrence and during the continuance of an Insolvency Event, to exercise the Exchange Right, in either case with respect to all or any part comprising at least the Minimum Number of the Exchangeable Shares registered in the name of such Holder on the books of Newco II. To cause the exercise of the Exchange Right or the Exchange Put Right, the Holder shall present and surrender to Transfer Agent at the Transfer Agent Office the certificates representing the Exchangeable Shares which such Holder desires Parent or Newco I to purchase, duly endorsed in blank (or as may be otherwise specified by the Transfer Agent), and accompanied by such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the Articles of Association of Newco II and such other documents and instruments as are required hereunder or as Transfer Agent may reasonably request together with:

     (a) a duly completed form of notice of exercise of the Exchange Put Right or Exchange Right, as applicable, stating:

           (i) that the Holder thereby exercises the Exchange Right or Exchange Put Right, as applicable, so as to require Parent or Newco I to purchase from the Holder the number of Exchangeable Shares specified therein, provided such number shall be at least the Minimum Number,

          (ii) for the Exchange Right, stating that an Insolvency Event has occurred and is continuing and attaching appropriate evidence that such has occurred,

         (iii) that such Holder has good title to and owns all such Exchangeable Shares to be acquired by Parent or Newco I, as applicable, free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests,

          (iv) the names in which the certificates representing Parent Common Stock issuable in connection with the exercise of the Exchange Right are to be issued, and

           (v) the names and addresses of the persons to whom the Exchangeable Share Consideration should be delivered.

     (b) payment (or evidence reasonably satisfactory to Parent of payment) of the taxes (if any) payable as contemplated by Section 5.9 of this Agreement or a statement by such Holder that no such taxes are payable.

     So long as the certificates representing the Exchangeable Shares are held for safekeeping in the possession of the Transfer Agent on behalf of a Holder pursuant to the Exchange Agent Letter, and the Transfer Agent has received any necessary instructions or authorizations from such Holder to transfer the Class A Special Shares (the "EXCHANGE AGENT LETTER CONDITIONS"), then if a Holder delivers to Transfer Agent a duly completed form of notice of exercise of the Exchange Put Right or Exchange Right, as applicable, in the form of Form 1 or Form 2 attached hereto, respectively, and provided an Insolvency Event shall have occurred and be continuing in the case of the exercise of the Exchange Right, no additional documents or instruments shall be required to be submitted for the proper exercise of the Exchange Put Right or Exchange Right, unless the Holder is specifically notified by the Transfer Agent in good faith of an additional document or instrument necessary to comply with applicable legal requirements.

     Such notice shall be irrevocable unless revoked (as to exercise of the Exchange Put Right) by the Holder pursuant to Section 5.7(c) below or unless the applicable purchase is not completed in accordance herewith and shall constitute the Holder's authorization to Newco I and Parent, as the case may be, to effect the exchange on behalf of the Holder. The surrender by the Holder of Exchangeable Shares hereunder shall constitute the representation, warranty and covenant of the Holder that the Exchangeable Shares so purchased are sold free and clear of any lien, encumbrance, security interest or adverse claim or interest. If only a part of the Exchangeable Shares represented by any certificate or certificates delivered to Transfer Agent are to be purchased by Parent or Newco I under the Exchange Right or Exchange Put Right, a new certificate for the balance of such Exchangeable Shares shall be issued and promptly delivered to the Holder at the expense of Newco II.

     5.7   DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION; EFFECT OF EXERCISE.

     (a) The receipt by the Transfer Agent at the Transfer Agent Office (which shall be deemed receipt by Parent and Newco I) of the certificates duly endorsed for transfer representing the Exchangeable Shares which the Holder desires Parent or Newco I to purchase under the Exchange Put Right or the Exchange Right or the holding of such certificates by Transfer Agent as referenced in Section 5.6(b) above, together with such other documents and instruments of transfer, if any, and a duly completed form of notice of exercise of the Exchange Put Right or the Exchange Right (and payment of taxes, if any, payable as contemplated by Section 5.9 hereof) (the date of such receipt in the case of the Exchange Put Right sometimes being referred to as the "EXCHANGE PUT DATE", and in the case of the Exchange Right sometimes being referred to as the "EXCHANGE NOTICE DATE"), shall constitute exercise of the Exchange Put

Right or the Exchange Right, as applicable, by the Holder of such Exchangeable Shares. Parent or Newco I, as applicable, shall within two (2) Business Days after such receipt if the Exchange Agent Letter Conditions are satisfied and otherwise within five (5) Business Days after such receipt, make delivery of the Exchangeable Share Consideration to the Holder in connection with the exercise of the Exchange Put Right or the Exchange Right (less any amounts withheld pursuant to Section 5.14 hereof); provided, however, that no such delivery shall be made unless and until the Holder requesting the same shall have paid (or provided evidence satisfactory to the Transfer Agent of the payment of) the taxes (if any) payable as contemplated by Section 5.9 of this Agreement. Parent will cause Newco I to make delivery of the Exchangeable Share Consideration in accordance with this Section 5.7(a) or will deliver it itself.

     (b) Unless a Holder exercises its right to revoke pursuant to Section 5.7(c) with respect to the Exchange Put Right, immediately upon the notice of the exercise of the Exchange Put Right or the Exchange Right as provided in this Section 5.7(a), the closing of the transaction of purchase and sale contemplated by the Exchange Put Right or the Exchange Right shall be deemed to have occurred and Parent and/or Newco I, as applicable, shall be required to take all action necessary to permit it to occur, including delivery of the relevant Exchangeable Share Consideration, no later than the close of business on the second Business Day or the fifth Business Day, as applicable, following the Exchange Put Date or Exchange Notice Date. The Holder of such Exchangeable Shares shall be deemed to have transferred to Parent or Newco I, as applicable, all of its right, title and interest in and to such Exchangeable Shares, shall cease to be a holder of such Exchangeable Shares and shall not be entitled to exercise any of the rights of a holder or Holder in respect thereof when such Exchangeable Share Consideration is delivered by Parent or Newco I to the Holder, and until such time the rights of the Holder shall remain unaffected. Concurrently with such Holder ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the Exchange Put Right or the Exchange Right. For greater certainty, until the Exchangeable Share Consideration is delivered to the Holder (or as the Holder may direct), the Holder shall be deemed to still be a holder of the Exchangeable Shares tendered for sale for purposes of voting rights with respect thereto under this Agreement.

     (c) A Holder may, by notice in writing given by the Holder to the Transfer Agent before the close of business on the first Business Day following the Exchange Put Date, provided no such notice by Holder shall be effective if given to the Transfer Agent after the Exchangeable Share Consideration has been delivered to such Holder, withdraw such Holder's notice of exercise of the Exchange Put Right in which event such exercise of the Exchange Put Right shall be null and void, and for greater certainty, the offer constituted by the notice exercising the Exchange Put Right to sell the applicable Exchangeable Shares shall be deemed to be revoked. A Holder revoking its notice of exercise of Exchange Put Right shall be obligated to reimburse Parent or Newco I for any actual costs incurred (including any charges of the Transfer Agent) in connection with such Holder's exercise of the Exchange Put Right prior to Transfer Agent's receipt of notice of the applicable withdrawal.

     5.8 EXERCISE OF EXCHANGE RIGHT SUBSEQUENT TO RETRACTION. In the event that a Holder has exercised its right under Article 6 of the Exchangeable Share Provisions to require Newco II to redeem all or any part comprising at least the Minimum Number of the Exchangeable Shares held by the Holder (the "RETRACTED SHARES") and is notified by Newco II pursuant to Section 6.6 of the Exchangeable Share Provisions that Newco II will not be permitted as a result of liquidity or solvency requirements of applicable law to redeem all such Retracted Shares, subject to receipt by the Holders of written notice to that effect from Newco II and that the Holder has not revoked the Retraction Request delivered by the Holder to Newco II pursuant to Section 6.7 of the Exchangeable Share Provisions, the Retraction Request will constitute and will be deemed to constitute notice from the Holder to Parent and Newco I with respect to the exercise of the Exchange Right with respect to those Retracted Shares which Newco II is unable to redeem. In any such event, Newco II hereby agrees immediately to notify the Holder of such prohibition against Newco II's redeeming all of the Retracted Shares and immediately to forward or cause to be forwarded to the Holder all relevant materials delivered by the Holder to Newco II (including without limitation a copy of the Retraction Request delivered pursuant to Section 6.1 of the Exchangeable Share Provisions) in connection with such proposed redemption of the Retracted Shares, and Newco I and/or Parent will thereupon purchase the Retracted Shares which Newco II is not permitted to redeem.

     5.9 STAMP OR OTHER TRANSFER TAXES. Upon any sale of Exchangeable Shares to Parent or Newco I pursuant to the Exchange Put Right or the Exchange Right or any sale of Exchangeable Shares to Parent or Newco I pursuant to the Automatic Exchange Right, the share certificate or certificates representing Parent Common Stock to be delivered in connection with the payment of the total purchase price therefor shall be issued in the name of the Holder of the Exchangeable Shares so sold or in such names as such Holder may otherwise direct the Transfer Agent in writing, without charge to the holder of the Exchangeable Shares so sold, provided, however, that such Holder:

     (a) shall pay (and Parent and Newco I shall not be required to pay) any documentary, stamp, transfer or other taxes that may be payable in respect of any transfer involved in the issuance or delivery of such shares to a person other than such Holder, or

     (b) shall have established to the reasonable satisfaction of Parent or Newco I, as applicable, that such taxes, if any, have been paid or Holder shall have provided a statement that no such taxes are payable.

Such determination of taxes payable (or not) shall be made within the period during which the Exchangeable Share Consideration is required to be delivered.


     5.10 NOTICE OF INSOLVENCY EVENT. As soon as practicable following the occurrence of an Insolvency Event or any event which with the giving of notice or the passage of time or both would be an Insolvency Event, Newco II shall give written notice thereof to the Holders. As soon as practicable after receiving notice from Newco II of the occurrence of an Insolvency Event, Newco II will mail to each Holder at the expense of Newco II (or Parent if necessary) a notice of such Insolvency Event, which notice shall contain a brief statement of the right of the Holders with respect to the Exchange Right.

     5.11 QUALIFICATION OF PARENT COMMON STOCK. Parent covenants that if any shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right, the Automatic Exchange Right or otherwise pursuant to this Agreement or under the Exchangeable Share Provisions require registration or qualification with or approval of or the filing of any document including any prospectus or similar document, the taking of any proceeding with or the obtaining of any order, ruling or consent from any governmental or regulatory authority under any Canadian or United States federal, provincial or state law or regulation or pursuant to the rules and regulations of any regulatory authority, or the fulfillment of any other legal requirement (collectively, the "APPLICABLE LAWS") before such shares may be issued or transferred and delivered by Parent, Newco I or Newco II to the initial holder thereof or in order that such shares of Parent Common Stock may be freely traded thereafter, Parent will in good faith expeditiously take all such actions and do all such things as are necessary to register, qualify or obtain required approvals for the resale by such holders of such shares of Parent Common Stock. Parent will in good faith take all actions and do all things as are necessary under Applicable Laws at the relevant time to cause the shares of Parent Common Stock to be issued and delivered pursuant to the Exchange Put Right, the Exchange Right, the Automatic Exchange Right or otherwise pursuant to this Agreement or under the Exchangeable Share Provisions and to be freely tradeable thereafter, provided that the first trade of Parent Common Stock is required to be executed through the facilities of a stock exchange or market outside of Canada (such as the New York Stock Exchange). Parent and Newco II, as the case may be, will in good faith expeditiously take all such actions and do all such things as are necessary to cause all shares of Parent Common Stock to be delivered pursuant to the Exchange Put Right, the Exchange Right, the Automatic Exchange Right or otherwise pursuant to this Agreement or under the Exchangeable Share Provisions to be listed, quoted or posted for trading on all stock exchanges and quotation systems on which outstanding shares of Parent Common Stock are listed, quoted or posted for trading at such time. Parent covenants that on or before the Closing Date in the YPTel Agreement, Parent shall have registered, qualified or obtained required approvals for the resale by the holders of Parent Common Stock with respect to the Parent Common Stock hereafter required to be issued and delivered in connection with exchanges pursuant to the Exchange Put Right, the Exchange Right, the Automatic Exchange Right or the Exchangeable Share Provisions.

     5.12 PARENT COMMON STOCK. Parent hereby represents, warrants and covenants that the Parent Common Stock issuable and deliverable as described herein will be duly authorized and validly issued as fully paid and non-assessable.

     5.13  AUTOMATIC EXCHANGE ON LIQUIDATION OF PARENT.

     (a) Parent will give the Holders written notice of each of the following events at the time set forth below:

           (i) in the event of any determination by the board of directors of Parent to institute voluntary liquidation, dissolution or winding-up proceedings with respect to Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs at the same time as notice is sent by Parent to holders of its shares, which shall in any event be at least 30 days prior to the proposed effective date of such liquidation, dissolution, winding-up or other distribution; and

          (ii) as soon as practicable following the earlier of: receipt by Parent of notice of, or Parent's otherwise becoming aware of, any threatened or instituted claim, suit, petition or other proceedings with respect to the involuntary liquidation, dissolution or winding-up of Parent or to effect any other distribution of assets of Parent among its stockholders for the purpose of winding up its affairs, in each case where Parent has failed to contest in good faith any such proceeding commenced in respect of Parent within 30 days of becoming aware thereof.

     (b) Immediately following or together with the notice by Parent to Holders of any event (a "LIQUIDATION EVENT") contemplated by Section 5.13(a)(i) or 5.13(a)(ii) above, Parent shall provide Holders with details concerning the automatic exchange of Exchangeable Shares for shares of Parent Common Stock provided for in Section 5.13(c) hereof (the "AUTOMATIC EXCHANGE RIGHT").

     (c) In order that the Holders will be able to participate on a pro rata basis with the holders of Parent Common Stock in the distribution of assets of Parent in connection with a Liquidation Event, immediately prior to the effective time (the "LIQUIDATION EVENT EFFECTIVE TIME") of a Liquidation Event, all of the then outstanding Exchangeable Shares shall be automatically exchanged for shares of Parent Common Stock without any action of Holders being required.

To effect such automatic exchange, Parent shall then be deemed to have purchased each Exchangeable Share outstanding immediately prior to the Liquidation Event Effective Time and held by Holders, and each Holder shall then be deemed to have sold the Exchangeable Shares held by it at such time, for a purchase price per share equal to the Exchangeable Share Consideration.

     (d) The closing of the transaction of purchase and sale contemplated by Section 5.13(c) above shall be deemed to have occurred immediately prior to the Liquidation Event Effective Time, and each Holder of Exchangeable Shares shall be deemed to have transferred to Parent all of the Holder's right, title and interest in and to such Exchangeable Shares and shall cease to be a holder of such Exchangeable Shares, and Parent shall deliver to the Holder the Exchangeable Share Consideration deliverable upon the automatic exchange of Exchangeable Shares (less any amounts withheld pursuant to Section 5.14 hereof). Concurrently with such Holder's ceasing to be a holder of Exchangeable Shares, the Holder shall be considered and deemed for all purposes to be the holder of the shares of Parent Common Stock delivered to it pursuant to the automatic exchange of Exchangeable Shares for Parent Common Stock, and the certificates held by the Holder previously representing the Exchangeable Shares exchanged by the Holder with Parent pursuant to such automatic exchange shall thereafter be deemed to represent the shares of Parent Common Stock delivered to the Holder pursuant to such automatic exchange. Upon the request of a Holder and the surrender by the Holder of Exchangeable Share certificates deemed to represent shares of Parent Common Stock, duly endorsed in blank and accompanied by such instruments of transfer as Parent may reasonably require, Parent shall deliver or cause to be delivered to the Holder, at the expense of Parent, certificates representing the shares of Parent Common Stock of which the Holder is the holder. Notwithstanding the foregoing, until each Holder is actually entered on the register of holders of Parent Common Stock, such Holder shall be deemed to still be a holder of the transferred Exchangeable Shares for purposes of all voting rights with respect thereto under this Agreement.

     5.14 WITHHOLDING RIGHTS. Parent or Newco I, as applicable, shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement to any holder of Exchangeable Shares or Parent Common Stock such amounts as Parent or Newco I, as applicable, is required to deduct and withhold with respect to such payment under the Income Tax Act (Canada), the United States Internal Revenue Code of 1986 or any provision of provincial, state, local or foreign tax law, in each case as amended or succeeded. Such determination of the requirement to withhold shall be made within the period during which the Exchangeable Share Consideration is required to be delivered. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes as having been paid to the holder of the shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority and details are provided to such holder. To the extent that the amount so required to be deducted or withheld from any payment to a Holder exceeds the cash portion of the consideration otherwise payable to the Holder, Parent or Newco I, as applicable, is hereby authorized to sell or otherwise dispose only of such portion of the consideration as is necessary to provide sufficient funds to Parent or Newco I, as applicable, to enable it to comply with such withholding requirement, and Parent or Newco I, as applicable, shall notify the Holder thereof and remit to such Holder any unapplied balance of the net proceeds of such sale, if any.

     5.15 MEANING OF DELIVERY OF EXCHANGEABLE SHARE CONSIDERATION. Subject to the following sentence, until a Form S-3 registration statement is filed by Parent with the United States Securities and Exchange Commission and such filing becomes effective with respect to the Parent Common Stock to be provided as Exchangeable Share Consideration (such date, the "S-3 EFFECTIVE DATE"), delivery of the Exchangeable Share Consideration shall mean when the Exchangeable Share Consideration is sent by reputable overnight courier, such as Federal Express, the costs of which shall be paid by Parent, Newco I or Newco II as applicable, in each case sent in accordance with instructions provided by the Holder to the Transfer Agent, and absent effective instructions, to the address of the Holder as appearing on the records of the Transfer Agent or in accordance with the usual procedure of the Transfer Agent with respect to exchanges of such Class A Special Shares. If a delivery is to be made to complete a sale trade of the Parent Common Stock through the New York Stock Exchange and the person so designated is a broker with a DTC number, the Parent Common Stock to be so sold shall be transmitted by electronic means to the designated broker if so instructed by the Holder. After the S-3 Effective Date occurs, delivery of the Exchangeable Share Consideration to a Holder shall mean delivery by electronic means unless the arrangements for electronic means have been revoked or shall otherwise fail, in which event delivery shall mean when the Exchangeable Share Consideration is sent in the manner described in the preceding sentence.


                                   ARTICLE 6
                    CERTAIN RIGHTS AND OBLIGATIONS OF NEWCO I
                         TO ACQUIRE EXCHANGEABLE SHARES

     6.1   NEWCO I LIQUIDATION CALL RIGHT.

     (a) Newco I shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Newco II as referred to in Article 5 of the Exchangeable Share Provisions, to purchase from all but not less than all of the Holders of Exchangeable Shares on the Liquidation Date (as defined in Section 5.1 of the Exchangeable Share Provisions) all but not less than all of the Exchangeable Shares held by such Holders on payment by Newco I to each holder of the Exchangeable Share Consideration (the "LIQUIDATION CALL PURCHASE PRICE"). In the event of the exercise of the Liquidation Call Right by Newco I, each Holder shall be obligated to sell all the Exchangeable Shares held by the Holder to

Newco I on the Liquidation Date upon transfer and payment by Newco I to the Holder of the Liquidation Call Purchase Price.

     (b) To exercise the Liquidation Call Right, Newco I must notify the Transfer Agent in writing, as agent for the holders of Exchangeable Shares, of Newco I's intention to exercise such right at least ten (10) Business Days before the Liquidation Date. Newco I shall also notify the Transfer Agent accordingly if it does not intend to exercise the Liquidation Call Right. Newco I or Newco II shall cause the Transfer Agent to notify the Holders of Exchangeable Shares as to whether or not Newco I has exercised the Liquidation Call Right forthwith after the expiry of the date by which the same may be exercised by Newco I. If Newco I exercises the Liquidation Call Right, on the Liquidation Date Newco I will purchase and the Holders will sell all of the Exchangeable Shares then outstanding for the Exchangeable Share Consideration.

     (c) For purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, Newco I shall deposit with the Transfer Agent, on or before the Liquidation Date, the Exchangeable Share Consideration representing the total Liquidation Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Liquidation Date the right of each Holder of Exchangeable Shares will be limited to receiving such Holder's proportionate part of the total Liquidation Call Purchase Price payable by Newco I without interest upon presentation and surrender by the Holder of certificates representing the Exchangeable Shares held by such Holder and the Holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of Parent Common Stock. Upon surrender to the Transfer Agent at the Transfer Agent Office of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may reasonably be required to effect a transfer of Exchangeable Shares or as the Transfer Agent may reasonably require or alternatively if the Exchange Agent Letter Conditions are satisfied in connection therewith, the Holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Newco I (or the Transfer Agent on behalf of Newco I) shall deliver to such Holder, the Exchangeable Share Consideration to which the Holder is entitled. If Newco I does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the Holders of the Exchangeable Shares subject to applicable law will be entitled to receive in exchange therefor the Liquidation Consideration otherwise payable in connection with the liquidation, dissolution or winding-up of Newco II pursuant to Article 5 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the Holder or the Transfer Agent for such Holder, the Holder shall be deemed to still be a Holder of Exchangeable Shares for purposes of all voting rights with respect thereto under this Agreement.

     (d) Notwithstanding anything to the contrary, Newco I and Parent acknowledge and agree that prior to the Redemption Date or the Automatic

Redemption Date, no voluntary liquidation, dissolution or winding up of Newco II shall be effected without the approval of the Holders of the Exchangeable Shares given in accordance with Article 10 of the Exchangeable Share Provisions.

     6.2   NEWCO I REDEMPTION CALL RIGHT

     (a) Newco I shall have the overriding right (the "REDEMPTION CALL RIGHT") in the case of and notwithstanding the proposed redemption or automatic redemption of the Exchangeable Shares by Newco II pursuant to
Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the Holders of Exchangeable Shares on the Automatic Redemption Date or the Redemption Date, as applicable, all but not less than all of the Exchangeable Shares held by each such Holder on payment by Newco I to each Holder of the Exchangeable Share Consideration (the "REDEMPTION CALL PURCHASE PRICE"). In the event of the exercise of the Redemption Call Right by Newco I, each Holder shall be obligated to sell all the Exchangeable Shares held by such Holder to Newco I on the Automatic Redemption Date or Redemption Date, as applicable, upon transfer and payment by Newco I to the Holder of the Redemption Call Purchase Price.

     (b) To exercise the Redemption Call Right, Newco I must notify the Transfer Agent in writing, as agent for the Holders of Exchangeable Shares, of Newco I's intention to exercise such right not later than five Business Days after the date by which Newco II is required to give notice of the Automatic Redemption Date or Redemption Date, or possible redemption, as applicable. If Newco I exercises the Redemption Call Right, then on the Automatic Redemption Date or the Redemption Date, as applicable, Newco I will purchase and the Holders will sell all of the Exchangeable Shares then outstanding for the Exchangeable Share Consideration. In the case of any notice given in connection with a possible Automatic Redemption Date, such notice by Newco I will be given contingently and will be withdrawn if the contingency does not occur. Notwithstanding the foregoing, the failure of Newco II to give timely notice of a Redemption Date or the failure of Newco I to give timely notice of its exercise of the Redemption Call Right shall not prevent the exercise by Newco I of the Redemption Call Right, but the holders of Exchangeable Shares shall nevertheless be entitled to notice of redemption pursuant to Section 7.2 of the Exchangeable Share provisions at least 30 days before the Redemption Date, and if such is delayed, the Redemption Date shall be similarly delayed.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Redemption Call Right, Newco I shall deposit with the Transfer Agent, on or before the Automatic Redemption Date or the Redemption Date, as applicable, the Exchangeable Share Consideration representing the total Redemption Call Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, on and after the Automatic Redemption Date or the Redemption Date, as applicable, the rights of each Holder of Exchangeable Shares will be limited to receiving such Holder's proportionate part of the total Redemption Call Purchase Price payable by Newco I without interest upon presentation and surrender by the Holder of certificates representing the Exchangeable Shares held by such Holder, and the Holder shall on and after the Automatic Redemption Date or the Redemption Date, as applicable, be considered and deemed for all purposes to be the holder of the Parent Common Stock delivered to such Holder. Upon surrender to the Transfer Agent at the Transfer Agent Office of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares or as the Transfer Agent may reasonably require, or alternatively if the Exchange Agent Letter Conditions are satisfied in connection therewith, the Holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and Newco I (or the Transfer Agent on behalf of Newco I) shall deliver to such Holder, or as such Holder shall direct, the Exchangeable Share Consideration to which the Holder is entitled. If Newco I does not exercise the Redemption Call Right in the manner described above on the Automatic Redemption Date or the Redemption Date, as applicable, the Holders of the Exchangeable Shares will be entitled to receive in exchange therefor the Exchangeable Share Consideration otherwise payable by Newco II in connection with the redemption of the Exchangeable Shares pursuant to Article 7 of the Exchangeable Share Provisions. Notwithstanding the foregoing, until such Exchangeable Share Consideration is delivered to the Holder or the Transfer Agent for such Holder, the Holder shall be deemed to still be a Holder of Exchangeable Shares for purposes of all voting rights with respect thereto under this Agreement.

     6.3   NEWCO I RETRACTION CALL RIGHT.

     (a) Newco I shall have the overriding right (the "RETRACTION CALL RIGHT"), in the event of a Retraction Request by a Holder under Article 6 of the Exchangeable Share Provisions and in lieu of a redemption by Newco II of the Retracted Shares under Article 6 of the Exchangeable Share Provisions, to purchase all but not less than all of the Retracted Shares directly from the Holder of Exchangeable Shares, and such Retraction Request shall be deemed to be a revocable offer by the Holder to sell the Retracted Shares in accordance with the terms and conditions of this Section 6.3

     (b) To exercise the Retraction Call Right, Newco I shall notify Newco II (directly or through the Transfer Agent) of its determination to do so (the "NEWCO I RETRACTION CALL NOTICE") within one Business Day of the date Newco II (directly or through the Transfer Agent) received the Retraction Request and related documents in proper form. If Newco I does not so notify Newco II within one Business Day, Newco II (directly or through the Transfer Agent) will notify the Holder as soon as possible thereafter that Newco I will not exercise the Retraction Call Right. If such notice is given to the Holder by Newco II, Newco I shall be deemed not to have exercised its Retraction Call Right. If Newco I delivers the Newco I Retraction Call Notice within such one Business Day, and provided that the Retraction Request is not revoked by the Holder in the manner specified in Section 6.7 of the Exchangeable Share Provisions, the Retraction Request shall thereupon be considered only to be an offer by the Holder to sell the Retracted Shares to Newco I in accordance with the Retraction Call Right. In such event, Newco II shall not redeem the Retracted Shares and Newco I shall purchase from such Holder and such Holder shall sell to Newco I on the Retraction Date, the Retracted Shares for a purchase price (the "PURCHASE PRICE") equal to the Exchangeable Share Consideration.

     (c) For the purposes of completing a purchase pursuant to the Retraction Call Right, Newco I shall deposit with the Transfer Agent, on or before the Retraction Date the Exchangeable Share Consideration representing the total Purchase Price. Provided that such Exchangeable Share Consideration has been so deposited with the Transfer Agent, the closing of the purchase and sale of the Retracted Shares pursuant to the Retraction Call Right shall be deemed to have occurred as at the close of business on the Retraction Date and, for greater certainty, no redemption by Newco II of such Retracted Shares shall take place on the Retraction Date. Newco I shall deliver or cause the Transfer Agent to deliver to such Holder, at the address of the Holder recorded in the securities register of Newco II for the Exchangeable Shares or to such Person and address as specified in the Holder's Retraction Request or pursuant to other written instructions of Holder to the Transfer Agent or by holding for pick up by the Holder at the Transfer Agent Office, the Exchangeable Share Consideration representing the total Purchase Price (less any tax permitted or required to be deducted or withheld therefrom by Newco I), and such delivery of such Exchangeable Share Consideration to the Transfer Agent shall be deemed to be payment of and shall satisfy and discharge all liability for the total Purchase Price except as to any cheque included therein which is not paid on due presentation.

     (d) A Holder may withdraw its Retraction Request and revoke its offer to sell pursuant to the provisions of Section 6.7 of the Exchangeable Share Provisions. The rights of a Holder with respect to Retracted Shares from and after the Retraction Date shall be limited as provided in Section 6.6 of the Exchangeable Share Provisions.


                                   ARTICLE 7
                                MISCELLANEOUS

     7.1 RESTRICTIONS ON ISSUANCE OF PARENT SPECIAL VOTING STOCK. During the term of this Agreement, Parent will not, without the consent of the Holders at the relevant time of the Exchangeable Shares given in accordance with Article 10 of the Exchangeable Share Provisions, issue any shares of Parent Special Voting Stock in addition to the Voting Share.

     7.2 TRANSFER AGENT. Parent, Newco I and Newco II covenant that there shall at all times be a Transfer Agent with authority to carry out the functions of the Transfer Agent as contemplated by the Exchangeable Share

Provisions and this Agreement. The Transfer Agent shall either be (i) a recognized transfer agent or trust company, or (ii) a law firm with an office in Halifax, Nova Scotia. All costs of such Transfer Agent and all costs incurred in connection with the Exchangeable Shares shall be borne by Newco II, except as Newco I or Parent may otherwise agree or except as expressly provided herein to the contrary, but if Newco II fails to pay or is unable to pay such costs when due, Newco I shall pay such costs when due, and if Newco I fails to pay or is unable to pay such costs when due, Parent shall pay such costs when due.

     7.3   RESTRICTIONS ON TRANSFER OF CLASS A SPECIAL SHARES.

     (a) In addition to any other restrictions imposed by applicable laws on a Holder's ability to transfer any Class A Special Shares, each Holder of any Class A Special Shares agrees that such Holder will not sell, transfer or otherwise dispose of any of the Class A Special Shares received by such Holder pursuant to the YPtel Agreement or otherwise, except:

           (i)   pursuant to the laws of descent and distribution;

          (ii) as a distribution from a trust to the beneficiaries of such trust; or

         (iii) as a transfer from a Holder to a Person not at arms length from the transferor or to a trust for the benefit of Persons not at arms length from the transferor,

provided that the distributee of such shares by descent and distribution or from a trust shall remain subject to these transfer restrictions and that in the case of a transfer to a Person not at arms length from the transferor, such Person shall execute and deliver an agreement acknowledging that such Person is bound by and subject to these transfer restrictions. For purposes of this Section 7.3, a pledge of Exchangeable Shares by a Holder to a financial institution as collateral security for loans arranged by such Holder or for margining purposes shall not constitute a sale, transfer, or other disposition of such shares so long as the financial institution agrees to be bound to the restrictions imposed by this Section, nor shall any release or transfer back to the Holder by such financial institution nor any release or transfer by a Holder which is a pledgee back to the pledgor of the Exchangeable Shares constitute a sale, transfer or other disposition of such shares. Any distributee or transferee shall as condition precedent to having the share transfer registered to such Person and becoming a Holder, execute and deliver an agreement acknowledging that such Person joins in this Agreement as a Holder and such Person is bound by and subject to all the rights and obligations of a Holder under this Agreement, including without limitation the transfer restrictions imposed by this Section.

     (b) The restrictions in Section 7.3(a) shall not apply to any sale, transfer or other disposition of Class A Special Shares to Newco I, Parent or

Newco II, including, without limitation, shall not apply to any sale, transfer or disposition of Class A Special Shares in connection with the exercise by a Holder of Class A Special Shares of any retraction, exchange or redemption right provided under this Agreement or under the Exchangeable Share Provisions.

     (c) Except as provided in this Section 7.3 or with respect to restrictions imposed by applicable laws on a Holder's ability to transfer any Class A Special Shares, the sales, transfers, pledges or other dispositions of Class A Special Shares permitted by this Section 7.3 shall not be subject to any requirement of consent on the part of Parent, Newco II, Newco I, USA V, their boards of directors or anyone under their direct or indirect control notwithstanding anything to the contrary in any Articles of Association.

     (d) At the option of the ICL Principals who are directly or indirectly Holders of Class A Special Shares, such Holders may satisfy their indemnification obligations under Section 9.5(c) of the YPTel Agreement by transferring to Parent or as Parent may direct (to Newco I) Class A Special Shares valued pursuant to said Section 9.5(c).

     7.4 NON-REGISTRATION OF EXCHANGEABLE SHARES. The Holders of Class A Special Shares acknowledge and agree with Newco II and Parent that it is not presently contemplated that the Class A Special Shares will be registered with the U.S. Securities and Exchange Commission or with any governmental authorities under state blue sky laws or the Canadian and provincial securities laws and the rules and regulations thereunder, and neither Parent nor Newco I or Newco II have any contractual obligation to cause any such shares to be so registered, provided such registration is not required to permit the exchanges contemplated by Article 5 above or to allow the Exchangeable Shares to be transferred as contemplated by Section 7.3 hereof.

     7.5 OVERRIDING RIGHT AND OBLIGATION. If Newco I exercises the Liquidation Call Right, Redemption Call Right or Retraction Call Right and for any reason does not complete the applicable purchase of Exchangeable Shares and deliver the applicable Exchangeable Share Consideration, Parent shall promptly complete the applicable purchase of Exchangeable Shares and deliver the applicable Exchangeable Share Consideration. Nothing contained herein shall limit the right of a Holder to exercise the Exchange Put Right directly with Parent if Newco I or Newco II does not carry out its respective obligations under the Exchangeable Share Provisions or this Agreement to complete a redemption, retraction, liquidation or purchase of Exchangeable Shares in accordance with the terms and provisions hereof or of the Exchangeable Share Provisions.

     7.6   NO AUDIT. Parent, Newco I, Newco II and the Holders of
Exchangeable Shares agree and consent that the financial statements of Newco I and Newco II shall not be required to be audited.

                                     ARTICLE 8
                             CONCERNING THE TRUSTEE

     8.1 POWERS AND DUTIES OF THE TRUSTEE. The rights, powers and authorities of the Trustee under this Agreement, in its capacity as trustee of the Trust, shall include:

     (a) receipt and deposit of the Voting Share from Parent as trustee for and on behalf of the Holders in accordance with the provisions of this Agreement;

     (b) granting proxies and distributing materials to Holders as provided in this Agreement;

     (c) voting the Holder Votes in accordance with the provisions of this Agreement;

     (d)   holding title to the Trust Estate;

     (e) taking action at the direction of a Holder or Holders to enforce the obligations of Parent with respect to the Voting Share under this Agreement; and

     (f) taking such other actions and doing such other things as are specifically provided with respect to the Trustee in this Agreement.

     In the exercise of such rights, powers and authorities the Trustee shall have (and is granted) such incidental and additional rights, powers and authority not in conflict with any of the provisions of this Agreement as the Trustee, acting in good faith and in the reasonable exercise of its discretion, may deem necessary, appropriate or desirable to effect the purpose of the Trust. Any exercise of such discretionary rights, powers and authorities by the Trustee shall be final, conclusive and binding upon all persons. The Trustee in exercising its rights, powers, duties and authorities hereunder shall act honestly and in good faith with a view to the best interests of the Holders and shall exercise the care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

     8.2 NO CONFLICT OF INTEREST. The Trustee represents to Parent and the Holders that at the date of execution and delivery of this Agreement there exists no material conflict of interest in the role of the Trustee as a fiduciary hereunder and the role of the Trustee in any other capacity. The Trustee shall within 60 days after it becomes aware that such a material conflict of interest exists, either eliminate such material conflict of interest or resign in the manner and with the effect specified in Article 11 hereof. If, notwithstanding the foregoing provisions of this Section 8.2, the Trustee has such a material conflict of interest, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of the existence of such material conflict of interest. If the Trustee contravenes the foregoing provisions of this Section 8.2, any interested party may apply to the Superior Court of Justice (Ontario) for an order that the Trustee be replaced as trustee hereunder. An appointment of the Trustee as Transfer Agent for Newco II or transfer agent for Newco I shall not be deemed to constitute a material conflict of interest hereunder.

     8.3 DEALINGS WITH TRANSFER AGENTS, REGISTRARS, ETC. Parent, Newco II and the Holders irrevocably authorize the Trustee, from time to time, to:

     (a) consult, communicate and otherwise deal with the respective registrars and transfer agents, and with any subsequent registrar or transfer agent, of the Exchangeable Shares and the Parent Common Stock; and

     (b) requisition, from time to time, from any such registrar or transfer agent any information readily available from the records maintained by it which the Trustee may reasonably require for the discharge of its duties and responsibilities under this Agreement.

Parent and Newco II irrevocably authorize their respective registrars and transfer agents to comply with any such requests.

     8.4 BOOKS AND RECORDS. The Trustee shall keep available for inspection by Parent and the Holders at the Trustee's principal trust office in Toronto, Ontario, correct and complete books and records relating to the Trustee's actions under this Agreement, including without limitation, all information relating to mailings and instructions to and from Holders and all transactions pursuant to the Voting Rights. On or before March 31, 2001, and on or before March 31 in every year thereafter, so long as the Voting Share is on deposit with the Trustee, the Trustee shall transmit to Parent and the Holders a brief report, dated as of the preceding December 31, with respect to:

     (a)   property comprising the Trust Estate as of that date; and

     (b) all other actions taken by the Trustee in the performance of its duties under this Agreement which it had not previously reported.

     8.5 INCOME TAX RETURNS AND REPORTS. The Trustee shall to the extent necessary, and if so advised by Parent or Newco II in writing, prepare and file on behalf of the Trust appropriate United States and Canadian income tax returns and any other returns or reports relating to the Parent Special Voting Stock or the Trust Estate as may be required by applicable law or pursuant to the rules and regulations of any securities exchange or other trading system through which the Parent Common Stock are traded. The Trustee may retain such experts as it may consider necessary in preparing such returns. If requested by the Trustee, Parent shall retain such expert for purposes of providing such advice and assistance.

     8.6 INDEMNIFICATION PRIOR TO CERTAIN ACTIONS BY TRUSTEE. The Trustee shall exercise any or all of the rights, duties, powers or authorities vested in it by this Agreement at the request, order or direction of any Holder upon such Holder's furnishing to the Trustee reasonable funding, security and indemnity against the costs, expenses and liabilities which may be incurred by the Trustee therein or thereby; provided that no Holder shall be obligated to furnish to the Trustee any such funding, security or indemnity in connection with the exercise by the Trustee of any of its rights, duties, powers and authorities with respect to the Voting Share pursuant to Article 4 hereof, subject to Section 8.15 hereof or its obligations under this Agreement. None of the provisions contained in this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the exercise of any of its rights, powers, duties or authorities unless funded, given security and indemnified as aforesaid.

     8.7 ACTIONS BY HOLDERS. With respect to Articles 3, 4, 8, 9, 10, and 11 and Sections 2.1(i)and 7.1 hereof, no Holder shall have the right to institute any action, suit or proceeding or to exercise any other remedy authorized by this Agreement for the purpose of enforcing any of its rights or for the execution of any trust or power hereunder unless the Holder has requested the Trustee to take or institute such action, suit or proceeding and furnished the Trustee with the funding, security and indemnity referred to in Section 8.6 hereof and the Trustee shall have failed to act within a reasonable time thereafter. In such case, but not otherwise, the Holder shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken; it being understood and intended that no one or more Holders shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by any such action, or to enforce any right hereunder or under the Voting Rights, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all Holders. All costs so incurred by the Holders in enforcing their rights hereunder shall be paid by the Parent if the Holders are generally successful in such controversy.

     8.8 RELIANCE UPON DECLARATIONS. The Trustee shall not be considered to be in contravention of any of its rights, powers, duties and authorities hereunder if, when required, it acts and relies in good faith upon lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents furnished pursuant to the provisions hereof or required by the Trustee to be furnished to it in the exercise of its rights, powers, duties and authorities hereunder, and such lists, mailing labels, notices, statutory declarations, certificates, opinions, reports or other papers or documents comply with the provisions of Section 8.9 hereof, if applicable, and with any other applicable provisions of this Agreement.

     8.9 EVIDENCE AND AUTHORITY TO TRUSTEE. Parent shall furnish to the Trustee evidence of compliance with the conditions provided for in this

Agreement relating to any action or step required or permitted to be taken by it or the Trustee under this Agreement or as a result of any obligation imposed under this Agreement, including, without limitation, in respect of the Voting Right and the taking of any other action to be taken by the Trustee at the request of or on the application of Parent or any Holder forthwith if and when:

     (a) such evidence is required by any other section of this Agreement to be furnished to the Trustee in accordance with the terms of this
           Section 8.9; or

     (b) the Trustee, in the exercise of its rights, powers, duties and authorities as Trustee under this Agreement, gives Parent written notice requiring it to furnish such evidence in relation to any particular action or obligation specified in such notice.

     Such evidence may consist of a report or opinion of any solicitor or other expert or any other person whose qualifications give authority to a statement made by such person, provided that if such report or opinion is furnished by a director, officer or employee of Parent, it shall be in the form of an Officer's Certificate or a statutory declaration.

     Each statutory declaration, Officer's Certificate, opinion or report furnished to the Trustee as evidence of compliance with a condition provided for in this Agreement shall include a statement by the person giving the evidence:

     (a) declaring that such person has read and understands the provisions of this Agreement relating to the condition in question;

     (b) describing the nature and scope of the examination or investigation upon which such person based the statutory declaration, Officer's Certificate, opinion or report; and

     (c) declaring that such person has made such examination or investigation as such person believes is necessary to enable such person to make the statements or give the opinions contained or expressed therein.

     8.10  EXPERTS, ADVISERS AND AGENTS.  The Trustee may:

     (a) in relation to these presents act and rely on the opinion or advice of or information obtained from or prepared by any solicitor or other expert, whether retained by the Trustee or by Parent or otherwise, and may employ such assistants as may be necessary to the proper determination and discharge of its powers and duties and determination of its rights hereunder and may pay proper and reasonable compensation for all such legal and other advice or assistance as aforesaid; and

     (b) employ such agents and other assistants as it may reasonably require for the proper determination and discharge of its powers and duties hereunder, and may pay reasonable remuneration for all services performed for it (and shall be entitled to receive reasonable remuneration for all services performed by it) in the discharge of the trusts hereof and compensation for all disbursements, costs and expenses made or incurred by it in the determination and discharge of its duties hereunder and in the management of the Trust.

     8.11 INVESTMENT OF MONEYS HELD BY TRUSTEE. Unless otherwise provided in this Agreement, any moneys held by or on behalf of the Trustee which under the terms of this Agreement may or ought to be invested or which may be on deposit with the Trustee or which may be in the hands of the Trustee, may be invested and reinvested in the name or under the control of the Trustee in securities in which, under the laws of the Province of Ontario, trustees are authorized to invest trust moneys; provided that such securities are stated to mature within two years after their purchase by the Trustee, and the Trustee shall so invest such moneys on the written direction of Parent. Pending the investment of any moneys as hereinbefore provided, such moneys may be deposited in the name of the Trustee in any chartered bank in Canada or, with the consent of Parent, in the deposit department of the Trustee or any other trust company authorized to accept deposits under the laws of Canada or any province thereof at the rate of interest then current on similar deposits.

     8.12 TRUSTEE NOT REQUIRED TO GIVE SECURITY. The Trustee shall not be required to give any bond or security in respect of the execution of the trusts, rights, duties, powers and authorities of this Agreement or otherwise in respect of the premises.

     8.13 TRUSTEE NOT BOUND TO ACT ON REQUEST. Except as otherwise specifically provided in this Agreement, the Trustee shall not be bound to act in accordance with any direction or request of Parent or of the directors thereof until a duly authenticated copy of the instrument or resolution containing such direction or request shall have been delivered to the Trustee, and the Trustee shall be empowered to act and rely upon any such copy purporting to be authenticated and believed by the Trustee to be genuine.

     8.14 AUTHORITY TO CARRY ON BUSINESS. The Trustee represents to Parent and the Holders that at the date of execution and delivery by it of this Agreement it is authorized to carry on the business of a trust company in the Province of Ontario but if, notwithstanding the provisions of this Section 8.14, it ceases to be so authorized to carry on business, the validity and enforceability of this Agreement shall not be affected in any manner whatsoever by reason only of such event; provided, however, the Trustee shall within 60 days after ceasing to be authorized to carry on the business of a trust company in the Province of

Ontario, either become so authorized or resign in the manner and with the effect specified in Article 11 hereof.

     8.15 CONFLICTING CLAIMS. If conflicting claims or demands are made or asserted with respect to the Parent Special Voting Stock or the Voting Rights, the Trustee shall be entitled, at its sole discretion, to refuse to recognize or to comply with any such claim or demand. In so refusing, the Trustee may elect not to exercise any Voting Rights subject to such conflicting claims or demands and, in so doing, the Trustee shall not be or become liable to any person on account of such election or its failure or refusal to comply with any such conflicting claims or demands. The Trustee shall be entitled to continue to refrain from acting and to refuse to act until:

     (a) the rights of all adverse claimants with respect to the Voting Rights subject to such conflicting claims or demands or with respect to the Parent Special Voting Stock have been adjudicated by a final judgment of a court of competent jurisdiction; or

     (b) all differences with respect to the Voting Rights subject to such conflicting claims or demands or with respect to the Parent Special Voting Stock have been conclusively settled by a valid written agreement binding on all such adverse claimants, and the Trustee shall have been furnished with an executed copy of such agreement.

     If the Trustee elects to recognize any claim or comply with any demand made by any such adverse claimant, it may in its discretion require such claimant to furnish such surety bond or other security satisfactory to the Trustee as it shall deem appropriate fully to indemnity it as between all conflicting claims or demands.

     8.16  MISCELLANEOUS TRUSTEE PROVISIONS.

     (a) The Trustee shall incur no liability with respect to the delivery or non-delivery of any materials described in Article 4, whether delivered by hand, mail or any other means;

     (b) The Trustee in its personal or any other capacity, may buy, lend upon and deal in securities of Parent and generally may contract and enter into financial transactions with Parent without being liable to account for any profit made thereby;

     (c) The Trustee shall not be bound to give any notice or do or take any act, action or proceeding by virtue of the powers conferred on it hereby unless and until it shall be specifically required to do so under the terms hereof; nor shall the Trustee be required to take any notice of, or to take any act, action or proceeding as a result of, any default or breach of any provisions hereunder unless and until notified in writing of such default or breach, which notice shall distinctly specify the default or breach desired to be brought to the attention of the Trustee and in the absence of such notice the Trustee may for all purposes of this Agreement conclusively assume that no default or breach has been made in the observance or performance of any of the representations, warranties, covenants, agreements or conditions contained herein; and

     (d) The Trustee shall not be obligated to disburse any funds beyond those which have been deposited with it and which remain in the Trust at the time of any requirement that the Trustee disburse such funds.

     (e) The Trustee shall not be responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness, transferability, validity or sufficiency of title of any securities deposited with it.

     8.17 ACCEPTANCE OF TRUST. The Trustee hereby accepts the Trust created and provided for by and in this Agreement and agrees to perform the same upon the terms and conditions herein set forth and to hold all rights, privileges and benefits conferred hereby and by law in trust for the various persons who shall from time to time be Holders, subject to all the terms and conditions herein set forth.


                                  ARTICLE 9
                                COMPENSATION

     9.1 Parent and Newco II agree to pay to the Trustee reasonable compensation for all of the services rendered by it under this Agreement and will reimburse the Trustee for all reasonable expenses (including taxes other than taxes based on the net income of the Trustee) and disbursements, including the fees and expenses of experts, advisers and agents retained pursuant to Section 8.10 and including the cost and expense of any suit or litigation of any character and any proceedings before any governmental agency, reasonably incurred by the Trustee in connection with its rights and duties under this Agreement; provided that Parent and Newco II shall have no obligation to reimburse the Trustee for any expenses or disbursements paid, incurred or suffered by the Trustee in any suit or litigation in which the Trustee is determined to have acted fraudulently or in bad faith or with negligence, recklessness or willful misconduct.


                                  ARTICLE 10
                   INDEMNIFICATION AND LIMITATION OF LIABILITY

     10.1 INDEMNIFICATION OF THE TRUSTEE. Parent, Newco I and Newco II agree to indemnify and hold harmless the Trustee and each of its directors, officers and agents appointed and acting in accordance with this Agreement (collectively, the "INDEMNIFIED PARTIES") against all claims, losses, damages, costs, penalties, fines and reasonable expenses (including reasonable expenses of the Trustee's legal counsel) which, without fraud, negligence, recklessness, willful misconduct or bad faith on the part of such Indemnified Party, may be paid, incurred or suffered by the Indemnified Party by reason of or as a result of the Trustee's acceptance or administration of the Trust, its compliance with its duties set forth in this Agreement, or any written or oral instructions delivered to the Trustee by Parent pursuant hereto. In no case shall Parent, Newco I or Newco II be liable under this indemnity for any claim against any of the Indemnified Parties unless Parent, Newco I and Newco II shall be notified by the Trustee of the written assertion of a claim or of any action commenced against the Indemnified Parties, promptly after any of the Indemnified Parties shall have received any such written assertion of a claim or shall have been served with a summons or other first legal process giving information as to the nature and basis of the claim. Subject to clause (ii) below, Parent, Newco I and Newco II shall be entitled to participate at their own expense in the defense and, if Parent, Newco I or Newco II so elects at any time after receipt of such notice, it may assume the defense of any suit brought to enforce any such claim. The Trustee shall have the right to employ separate counsel in any such suit and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Trustee unless: (i) the employment of such counsel has been authorized by Parent, Newco I or Newco II; or (ii) the named parties to any such suit include both the Trustee and Parent, Newco I or Newco II and the Trustee shall have been advised by counsel acceptable to Parent, Newco I or Newco II that there may be one or more legal defenses available to the Trustee that are different from or in addition to those available to Parent, Newco I or Newco II and that, in the judgement of such counsel, would present a conflict of interest were a joint representation to be undertaken (in which case Parent, Newco I and Newco II shall not have the right to assume the defense of such suit on behalf of the Trustee, but shall be liable to pay the reasonable fees and expenses of counsel for the Trustee); or (iii) Parent, Newco I and/or Newco II shall not have retained legal counsel on behalf of the Trustee within a reasonable amount of time after the Trustee has given them notice of a written assertion of a claim or action against any indemnified party. Such indemnification shall survive the resignation and removal of the Trustee and termination of the Agreement.

     10.2 LIMITATION OF LIABILITY. The Trustee shall not be held liable for any loss which may occur by reason of depreciation of the value of any part of the Trust Estate or any loss incurred on any investment of funds pursuant to this Agreement, except to the extent that such loss is attributable to the fraud, negligence, recklessness, willful misconduct or bad faith on the part of the Trustee.


                                   ARTICLE 11
                                CHANGE OF TRUSTEE

     11.1 RESIGNATION. The Trustee, or any trustee hereafter appointed, may at any time resign by giving written notice of such resignation to Parent specifying the date on which it desires to resign, provided that such notice shall never be given less than 60 days before such desired resignation date unless Parent otherwise agrees and provided further that such resignation shall not take effect until the date of the appointment of a successor trustee and the acceptance of such appointment by the successor trustee. Upon receiving such notice of resignation, Parent shall promptly appoint a successor trustee by written instrument in duplicate, one copy of which shall be delivered to the resigning trustee and one copy to the successor trustee. Failing acceptance by a successor trustee, a successor trustee may be appointed by an order of the Superior Court of Justice (Ontario) upon application of one or more of the parties hereto.

     11.2 REMOVAL. The Trustee, or any trustee hereafter appointed, may be removed with or without cause, at any time on not less than 30 days' prior notice by written instrument executed by Parent, in duplicate, one copy of which shall be delivered to the trustee so removed and one copy to the successor trustee, provided that, in connection with such removal, provision is made for a replacement trustee similar to that contemplated in Section 11.1.

     11.3 SUCCESSOR TRUSTEE. Any successor trustee appointed as provided under this Agreement shall execute, acknowledge and deliver to Parent and to its predecessor trustee an instrument accepting such appointment. Thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as trustee in this Agreement. However, on the written request of Parent or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of this Agreement, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon the request of any such successor trustee, Parent, and such predecessor trustee shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

     11.4 NOTICE OF SUCCESSOR TRUSTEE. Upon acceptance of appointment by a successor trustee as provided herein, Parent shall cause to be mailed notice of the succession of such trustee hereunder to each Holder specified in a List. If Parent shall fail to cause such notice to be mailed within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of Parent.


                                    ARTICLE 12
                                PARENT SUCCESSORS

     12.1 CERTAIN REQUIREMENTS IN RESPECT OF COMBINATION, ETC. Except as otherwise permitted pursuant to Section 2.8 of the Support Agreement, Parent shall not enter into any transaction (whether by way of reconstruction, reorganization, consolidation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of a merger, of the continuing corporation resulting therefrom, but may do so if:

     (a) such other Person or continuing corporation (the "PARENT SUCCESSOR"), by operation of law, becomes, without more, bound by the terms and provisions of this Agreement or, if not so bound, executes, prior to or contemporaneously with the consummation of such transaction an Agreement supplemental hereto and such other instruments (if any) as are approved by the Holders in accordance with Article 10 of the Exchangeable Share Provisions and in the opinion of legal counsel to the Holders (at the cost of Parent) are necessary or advisable to evidence the agreement of such Parent Successor to observe and perform all the covenants and obligations of Parent under this Agreement, the Support Agreement and the Exchangeable Share Provisions and to be bound by the covenants of Newco I and Newco II under this Agreement, the Support Agreement and the Exchangeable Share Provisions; and

     (b) such transaction shall, to the satisfaction of the Trustee, be upon such terms which substantially preserve and do not impair in any material respect any of the rights, duties, powers and authorities of the Trustee hereunder; or

     (c) the Parent Successor enters into amendments or other agreements supplemental hereto as are approved by the Holders in accordance with Article 10 of the Exchangeable Share Provisions.

     12.2  VESTING OF POWERS IN PARENT SUCCESSOR. Whenever the conditions of
Section 12.1 hereof have been duly observed and performed, the Trustee, if required by Section 12.1 hereof, and the Parent Successor shall execute and deliver the supplemental agreement provided for in Article 13 hereof, and thereupon the Parent Successor shall possess and from time to time may exercise each and every right and power of Parent under this Agreement in the name of Parent or otherwise and any act or proceeding by any provision of this Agreement required to be done or performed by the board of directors of Parent or any officers of Parent may be done and performed with like force and effect by the directors or officers of such Parent Successor.

     12.3 SUBSIDIARIES. Nothing herein shall be construed as preventing the amalgamation or merger of any Subsidiary of Parent with or into Parent or the voluntary winding-up, liquidation or dissolution of any Subsidiary of Parent other than Newco I and Newco II provided that all of the assets of such subsidiary are transferred to Parent or another subsidiary of Parent and that such transactions do not adversely impact upon the Holders of Exchangeable Shares; any such transactions are expressly permitted by this Article 12.

                                     ARTICLE 13
                     AMENDMENTS AND SUPPLEMENTAL AGREEMENTS

     13.1  AMENDMENTS, MODIFICATIONS, ETC. Subject to Section 13.4 hereof and
Section 2.8 of the Support Agreement, this Agreement may not be amended or modified except by an agreement in writing executed by Newco I, Newco II, USA V, Parent and the Trustee and approved by the Holders in accordance with
Article 10 of the Exchangeable Share Provisions.

     13.2  MINISTERIAL AMENDMENTS. Notwithstanding the provisions of Section
13.1 hereof, Newco I, Newco II, USA V, Parent and Trustee may in writing, at any time and from time to time, without the approval of the Holders but on reasonable notice to them with sufficient details provided, amend or modify this Agreement for the purposes of:

     (a) adding to the covenants of any or all of the parties hereto for the protection of the Holders or the Trustee hereunder;

     (b) making such amendments or modifications not inconsistent with this Agreement as may be necessary or desirable with respect to matters or questions which, in the opinion of the board of directors of each of Parent, Newco I or Newco II with respect to all matters and in the opinion of the Trustee and its counsel relating to the Trust Estate only, having in mind the best interests of the Holders as a whole, it may be in good faith expedient to make, provided that such boards of directors with respect to all matters and the Trustee relating to the Trust Estate only, shall be of the good faith opinion that such amendments and modifications will not be prejudicial to the interests of the Holders as a whole; or

     (c) making such changes or corrections which, on the written advice of counsel to Newco I, Newco II, or Parent, and if relating to the Trust Estate on the advice of Trustee and/or its counsel, are required for the purpose of curing or correcting any ambiguity or defect or inconsistent provision or clerical omission or mistake or manifest error; provided that the Trustee and its counsel relating to the Trust Estate only, and the board of directors of each of the Newco I, Newco II and Parent and their counsel with respect to all matters shall be of the good faith opinion that such changes or corrections will not be prejudicial to the interests of the Holders as a whole.

     13.3 MEETING TO CONSIDER AMENDMENTS. Newco II at the request of Parent, Newco I, any five Holders, or such number of Holders holding at least five percent (5%) of the Exchangeable Shares then outstanding, shall call a meeting or meetings of the Holders for the purpose of considering any proposed amendment or modification requiring approval pursuant hereto. Any such meeting or meetings shall be called and held in accordance with the

Exchangeable Share Provisions and, to the extent applicable, the Articles of Association of Newco II and all applicable laws. An approval of Holders may be obtained by written consents in lieu of a meeting, as provided in Article 10 of the Exchangeable Share Provisions.

     13.4 CHANGES IN CAPITAL OF PARENT OR NEWCO II. Subject to Section 14.1 hereof and Section 2.8 of the Support Agreement, at all times after the occurrence of any event effected pursuant to Section 2.7 or Section 2.8 of the Support Agreement, as a result of which either Parent Common Stock or the Exchangeable Shares or both are in any way changed, to the extent reasonably practicable in the circumstances, this Agreement shall forthwith be amended and modified as necessary in order that it shall apply with full force and effect, mutatis mutandis, to all new securities into which Parent Common Stock or the Exchangeable Shares or both are so changed, and Newco I, Newco II, Parent and Trustee shall execute and deliver a supplemental agreement giving effect to and evidencing such necessary amendments and modifications.

     13.5 EXECUTION OF SUPPLEMENTAL AGREEMENTS. From time to time Parent (when authorized by a resolution of its Board of Directors), Newco I (when authorized by a resolution of its board of directors), Newco II (when authorized by a resolution of its board of directors), and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, agreements or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

     (a) evidencing the succession of any Parent Successor to Parent and the covenants of and obligations assumed by each such Parent Successor in accordance with the provisions of Article 12 and the successor of any successor trustee in accordance with the provisions of Article 11;

     (b) making any additions to, deletions from or alterations of the provisions of this Agreement or the Voting Rights, the Exchange Put Right, the Exchange Right, the Automatic Exchange Right, the Liquidation Call Right, the Redemption Call Right or the Retraction Call Right which the boards of directors of Parent, Newco I and Newco II in good faith are of the opinion and based upon written advice from counsel, will not be prejudicial to the interests of the Holders as a whole or are necessary or advisable in order to incorporate, reflect or comply with any legislation the provisions of which apply to Parent, Newco I or Newco II, the Holders, the Trustee or this Agreement; and

     (c) for any other purposes not inconsistent with the provisions of this Agreement, including, without limitation, to make or evidence any amendment or modification to this Agreement as contemplated hereby, provided that if the Holders have not approved the applicable amendment or modification, the Trustee and its counsel relating to the Trust Estate only and the boards of directors of Parent, Newco I and Newco II in good faith and upon written advice of counsel are of the opinion that the rights of the Trustee and Holders will not be prejudiced thereby.


                                       ARTICLE 14
                      TERMINATION AND AUTOMATIC REDEMPTION

     14.1 PROVISIONS FOR AUTOMATIC REDEMPTION. Notwithstanding any limitation contained in Article 12 or elsewhere in this Agreement, the Support Agreement or the Exchangeable Share Provisions, if the terms for an Automatic Redemption Date are applicable in connection with an ACG Control Transaction, then in lieu of amending this Agreement or entering into a supplemental agreement in connection with the ACG Control Transaction, Parent may cause Newco II to redeem or Newco I to purchase all the Exchangeable Shares of Holder pursuant to the provisions for automatic redemption in
Article 7 of the Exchangeable Share Provisions and Article 6 of this
Agreement.

     14.2 TERM. This Agreement shall continue until the earliest to occur of the following events:

     (a)   no outstanding Exchangeable Shares are held by a Holder,

     (b) each of Newco I, Newco II and Parent elects in writing to terminate this Agreement and such termination is approved by the Holders in accordance with Article 10 of the Exchangeable Share Provisions; and

     (c)   five (5) years and sixty (60) days after the date of this Agreement.

     14.3 SURVIVAL OF CERTAIN PROVISIONS. The provisions of Articles 9 and 10 hereof shall survive any such termination of this Agreement.


                                     ARTICLE 15
                                       GENERAL

     15.1 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remainder of this Agreement shall not in any way be affected or impaired thereby, and the Agreement shall be carried out as nearly as possible in accordance with its original terms and conditions.

     15.2 ENUREMENT. This Agreement shall be binding upon and enure to the benefit of the parties hereto, the Holders and their respective successors and permitted assigns. The Company shareholders party to this Agreement are contemplated to become Holders hereunder when the Class A Special Shares are issued on the Closing Date. Upon any such party becoming a Holder hereunder, such party will be party to this Agreement in its capacity as a Holder, and upon any substitution of Class A Special Shares in connection with the Newco II Amalgamation, shall remain a Holder hereunder. Any transferee hereafter becoming a Holder shall be substituted for its transferor under this Agreement upon the date of such transfer, and the transferor shall be released from any obligations or liability thereafter arising under this Agreement. From and after the Newco II Amalgamation, the parties expressly confirm that the Amalgamated Newco II shall automatically succeed to and become obligated to perform all the obligations of Newco II hereunder and shall be entitled to all the rights of Newco II and for all intents and purposes of this Agreement shall thereupon become the Newco II party hereunder.

     15.3 NOTICES TO PARTIES. All notices and other communications between the parties hereunder which affect all Holders shall be in writing and shall be deemed to have been given if delivered to the parties or by confirmed telecopy to the parties at the following addresses (or at such other address for such party as shall be specified in like notice):

TO PARENT, NEWCO I,
USA V OR NEWCO II:    c/o 390 South Woods Mill Road
                      Suite 260
                      St. Louis, Missouri
                      U.S.A.  63017
                      Attention:       the President
                      Facsimile No.:   (314) 205-8141

WITH COPIES TO:

                      Blackwell Sanders Peper Martin LLP
                      720 Olive Street
                      Suite 2400
                      St. Louis, Missouri
                      U.S.A.  63101-4834

                      Attention:       Craig Adoor
                      FACSIMILE NO:    (314) 345-6060

AND

                      McInnes Cooper
                      1601 Lower Water Street
                      Halifax, Nova Scotia
                      Canada
                      B3J 2V1
                      Attention:       Marcia Brennan
                      FACSIMILE NO:    (902) 425-6350

AND

                      Imperial Capital Limited
                      1 First Canadian Place
                      P.O. Box 438
                      Suite 5102
                      Toronto ON M5X 1E3
                      Attention:       Managing Partner
                      FACSIMILE NO.:   (416) 362-8660

AND

                      Cassels, Brock & Blackwell LLP
                      Scotia Plaza, Suite 2100
                      40 King Street West
                      Toronto, Ontario M5H 3C2
                      CANADA
                      Attention:       Maxwell Gotlieb
                      FACSIMILE NO:    (416) 360-8877

TO THE HOLDERS:

                      At their respective addresses
                      appearing on the records of
                      the Transfer Agent

WITH COPIES TO:
                      Imperial Capital Limited
                      1 First Canadian Place
                      P.O. Box 438
                      Suite 5102
                      Toronto ON M5X 1E3
                      Attention:       Managing Partner
                      FACSIMILE NO.:   (416) 362-8660

AND:

                      Cassels, Brock & Blackwell LLP
                      Scotia Plaza, Suite 2100
                      40 King Street West
                      Toronto, Ontario M5H 3C2
                      CANADA
                      Attention:       Maxwell Gotlieb
                      FACSIMILE NO:    (416) 360-8877

TO THE TRUSTEE:

                      Montreal Trust Company of Canada
                      Corporate Services Division
                      151 Front St. West, Suite 605
                      Toronto, Ontario  M5J 2N1
                      CANADA
                      Attention:       Manager
                      FACSIMILE NO:    (416) 981-9777

WITH COPIES TO:

                      Blackwell Sanders Peper Martin LLP
                      720 Olive Street
                      Suite 2400
                      St. Louis, Missouri
                      U.S.A.  63101-4834
                      Attention:       Craig Adoor
                      FACSIMILE NO:    (314) 345-6060

AND

                      McInnes Cooper
                      1601 Lower Water Street
                      Halifax, Nova Scotia
                      Canada
                      B3J 2V1
                      Attention:       Marcia Brennan
                      FACSIMILE NO:    (902) 425-6350

AND

                      Cassels, Brock & Blackwell LLP
                      Scotia Plaza, Suite 2100
                      40 King Street West
                      Toronto, Ontario M5H 3C2
                      CANADA
                      Attention:       Maxwell Gotlieb
                      FACSIMILE NO:    (416) 360-8877

TO TRANSFER AGENT:

                      Continental Stock Transfer & Trust Company
                      2 Broadway, 19th Floor
                      New York, NY  10004
                      Attention:       Compliance Department
                      FACSIMILE NO.:   (212) 616-7608

Any notice or other communication given personally or by overnight or expedited delivery service shall be deemed to have been given and received upon delivery thereof, and if given by telecopy shall be deemed to have been given and received on the date of receipt thereof unless such day is not a Business Day in which case it shall be deemed to have been given and received upon the immediately following Business Day. Save and except any notice actually received earlier (in which case the notice shall be deemed given on the Business Day received), any notice given by certified or registered mail shall be deemed to have been given and received on the fifth Business Day following the date of mailing, and any notice period providing for notice to be given by twenty (20) or more days before a specified date or event may be calculated as if the date of mailing were the date of giving notice. This Section shall not affect the manner of Trustee providing communications to Holders as set forth in Article 4 or the manner of Trustee and Parent communicating with each other to carry out the provisions of Article 4.
Notices covered by Section 15.4 are not covered by this Section.

     15.4  NOTICE TO NEWCO II, NEWCO I, AND PARENT.

     (a) Except as otherwise herein provided, any notice and other communications to be given to Newco II, Newco I, USA V or Parent by a Holder of Exchangeable Shares shall be in writing and shall be valid and effective if given by mail (postage prepaid) or by confirmed telecopy or by delivery:

           (i) if in connection with a redemption, exchange, purchase or retraction of Exchangeable Shares or exercise of any right with respect thereto, addressed to Newco II, Newco I, USA V or Parent, as the case may be, c/o the Transfer Agent at the Transfer Agent Office;

          (ii) otherwise to the applicable entity at the address from time to time specified for such entity in Section 15.3 above, provided copies of such notice need not be sent to the parties above shown as to receive copies in Section 15.3 unless such notice affects all Holders.

     (b) Notwithstanding any requirement for written notice in this Agreement, any notices provided herein to be given as between or among Newco I, Newco II, Parent, USA V and Transfer Agent may be given by telephone, by fax or otherwise in an informal manner as such entities may agree among themselves from time to time and such notices may be subject to standing orders. For example, Newco I may advise the Transfer Agent and Newco II that upon any Retraction Request, Newco I desires to exercise the Retraction Call Right, in which event the Newco I Retraction Call Notice shall be deemed properly given to Newco II upon any Retraction Request received by the Transfer Agent until Newco I rescinds or otherwise modifies such standing order.

     (c) Section 13.6 of the Exchangeable Share Provisions shall be applicable hereto in the same manner as if set forth herein (dealing with notice of change in the identity of the Transfer Agent or change in the Transfer Agent Office). Any requirement for written notice hereunder may also be waived by the parties directly affected by a particular notice, including the applicable Holder, and any period for giving a notice or otherwise taking an action may be extended with the consent of all affected parties, including the applicable Holder.

     15.5 NOTICE TO HOLDERS. Any and all notices to be given and any documents to be sent to any Holders may be given or sent to the address of such Holder shown on the records of the Transfer Agent in any manner permitted by the Exchangeable Share Provisions and shall be deemed to be received (if given or sent in such manner) at the time specified in such Exchangeable Share Provisions, the provisions of which Exchangeable Share Provisions shall apply mutatis mutandis to notices or documents as aforesaid sent to such Holders. If a notice to any Holder does not affect all Holders, copies of such notice need not be sent to the parties above shown in Section
15.3 as to receive copies of notices to Holders.

     15.6 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. One or more of the parties may sign this Agreement and deliver this Agreement by facsimile transmission. The parties agree that a facsimile of a signature shall be deemed an original signature.

     15.7 CONSTRUCTION. The parties hereto, except the Trustee, agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     15.8 JURISDICTION. Except to the extent that the Delaware and Nova Scotia corporate laws under which the Parent, Newco I and Newco II are, respectively, organized govern the determination of particular corporate issues under this Agreement, this Agreement shall be construed and enforced in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

     15.9 ATTORNMENT. Each of the parties hereto, on behalf of such party and such party's heirs, personal representative, successors and permitted assigns, agrees that any action or proceeding arising out of or relating to this Agreement may be instituted in the courts of Ontario, waives any objection which it may have now or hereafter to the venue of any such action or proceeding, irrevocably submits to the jurisdiction of such courts in any such action or proceeding, and agrees to be bound by any judgment of such courts and agrees not to seek, and hereby waives, any review of the merits of any such judgment by the courts of any other jurisdiction.

     15.10 EFFECTIVENESS OF AGREEMENT. This Agreement is being entered into in anticipation of the "Closing" under the YPtel Agreement and the related issuance of Class A Special Shares to certain of the Company shareholders in exchange for some of their Company shares. This Agreement shall not become effective until the Class A Special Shares are so issued at such Closing on or before March 1, 2000, failing which, this Agreement shall be null and void.

     15.11 TIME OF THE ESSENCE.   Time shall be of the essence of this
Agreement and every party thereof.

         [THE REMAINDER OF THIS PAGE IS LEFT INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, the parties hereby have caused this Exchange and Voting Trust Agreement to be duly executed as of the date first above written.


                                       ADVANCED COMMUNICATIONS GROUP, INC.

                                       By: /s/ Michael A. Pruss
                                           --------------------------

                                       ACG HOLDING COMPANY

                                       By: /s/ Michael A. Pruss
                                           --------------------------

                                       ACG EXCHANGE COMPANY

                                       By:  /s/ Michael A. Pruss
                                           --------------------------

                                       1 + USA V ACQUISITION CORP.

                                       By:  /s/ Michael A. Pruss
                                           --------------------------

                                       CERTAIN HOLDERS OF SHARES OF YPTEL
                                       LIMITED who will become Holders of
                                       Class A Special Shares, as set out
                                       on Schedule A hereto, by their
                                       respective General Partners set out
                                       on said Schedule

                                       By:   /s/ Edward Truant
                                           --------------------------
                                             Edward Truant,
                                             Authorized Signing Officer for
                                             each General Partner

YPtel/ACG Pledge Corporation will be a Holder of certain Class A Special Shares pledged to it and joins in the above Agreement as a Holder pursuant to the provisions of Section 7.3 of the Agreement.

                                       YPTEL/ACG PLEDGE CORPORATION

                                       By:  /s/ Edward Truant
                                          ---------------------------

                                       MONTREAL TRUST COMPANY OF
                                          CANADA

                                       By: /s/ Emilia Casado
                                          ---------------------------
                                           EMILIA CASADO
                                           CORPORATE TRUST OFFICER

                                       By: /s/ L. Green
                                          ---------------------------
                                           LARRY GREEN
                                           SENIOR CORPORATE TRUST OFFICER

[Exchange and Voting Trust Agreement among Advanced Communications Group, Inc., other parties and Montreal Trust Company of Canada, as Trustee]

                                   SCHEDULE A

       THOSE OF THE FOLLOWING HOLDERS OF SHARES OF COMPANY (YPTEL LIMITED)
               WHO BECOME HOLDERS OF CLASS A SPECIAL SHARES

------------------------------------------------------------------------------
           GENERAL PARTNER                       LIMITED PARTNERSHIP
------------------------------------------------------------------------------
ACG 1 Inc.                                 ACG 1 Limited Partnership
------------------------------------------------------------------------------
ACG  2 Inc.                                ACG 2 Limited Partnership
------------------------------------------------------------------------------
ACG  3 Inc.                                ACG 3 Limited Partnership
------------------------------------------------------------------------------
ACG  4 Inc.                                ACG 4 Limited Partnership
------------------------------------------------------------------------------
ACG  5 Inc.                                ACG 5 Limited Partnership
------------------------------------------------------------------------------
ACG  6 Inc.                                ACG 6 Limited Partnership
------------------------------------------------------------------------------
ACG  7 Inc.                                ACG 7 Limited Partnership
------------------------------------------------------------------------------
ACG  8 Inc.                                ACG 8 Limited Partnership
------------------------------------------------------------------------------
ACG  9 Inc.                                ACG 9 Limited Partnership
------------------------------------------------------------------------------
ACG  10 Inc.                               ACG 10 Limited Partnership
------------------------------------------------------------------------------
ACG  11 Inc.                               ACG 11 Limited Partnership
------------------------------------------------------------------------------
ACG  12 Inc.                               ACG 12 Limited Partnership
------------------------------------------------------------------------------
ACG  13 Inc.                               ACG 13 Limited Partnership
------------------------------------------------------------------------------
ACG  14 Inc.                               ACG 14 Limited Partnership
------------------------------------------------------------------------------
ACG  15 Inc.                               ACG 15 Limited Partnership
------------------------------------------------------------------------------
ACG  16 Inc.                               ACG 16 Limited Partnership
------------------------------------------------------------------------------
ACG  17 Inc.                               ACG 17 Limited Partnership
------------------------------------------------------------------------------
ACG  18 Inc.                               ACG 18 Limited Partnership
------------------------------------------------------------------------------
ACG  19 Inc.                               ACG 19 Limited Partnership
------------------------------------------------------------------------------
ACG  20 Inc.                               ACG 20 Limited Partnership
------------------------------------------------------------------------------
ACG  21 Inc.                               ACG 21 Limited Partnership
------------------------------------------------------------------------------
ACG  22 Inc.                               ACG 22 Limited Partnership
------------------------------------------------------------------------------
ACG  23 Inc.                               ACG 23 Limited Partnership
------------------------------------------------------------------------------
ACG  24 Inc.                               ACG 24 Limited Partnership
------------------------------------------------------------------------------
ACG  25 Inc.                               ACG 25 Limited Partnership
------------------------------------------------------------------------------
ACG  26 Inc.                               ACG 26 Limited Partnership
------------------------------------------------------------------------------
ACG  27 Inc.                               ACG 27 Limited Partnership
------------------------------------------------------------------------------
ACG  28 Inc.                               ACG 28 Limited Partnership
------------------------------------------------------------------------------
ACG  29 Inc.                               ACG 29 Limited Partnership
------------------------------------------------------------------------------
ACG  30 Inc.                               ACG 30 Limited Partnership
------------------------------------------------------------------------------
ACG  31 Inc.                               ACG 31 Limited Partnership
------------------------------------------------------------------------------
ACG  32 Inc.                               ACG 32 Limited Partnership
------------------------------------------------------------------------------
ACG  33 Inc.                               ACG 33 Limited Partnership
------------------------------------------------------------------------------
ACG  34 Inc.                               ACG 34 Limited Partnership
------------------------------------------------------------------------------
ACG  35 Inc.                               ACG 35 Limited Partnership
------------------------------------------------------------------------------
ACG  36 Inc.                               ACG 36 Limited Partnership
------------------------------------------------------------------------------
ACG  37 Inc.                               ACG 37 Limited Partnership
------------------------------------------------------------------------------
ACG  38 Inc.                               ACG 38 Limited Partnership
------------------------------------------------------------------------------

------------------------------------------------------------------------------
      GENERAL PARTNER                              LIMITED PARTNERSHIP
------------------------------------------------------------------------------
ACG  39 Inc.                               ACG 39 Limited Partnership
------------------------------------------------------------------------------
ACG  40 Inc.                               ACG 40 Limited Partnership
------------------------------------------------------------------------------
ACG  41 Inc.                               ACG 41 Limited Partnership
------------------------------------------------------------------------------
ACG  42 Inc.                               ACG 42 Limited Partnership
------------------------------------------------------------------------------

                    THIS NOTICE MAY BE EXERCISED AT ANY TIME

                                     FORM 1

                          NOTICE OF EXCHANGE PUT RIGHT

TO:      ACG Holding Company ("Newco I") and
         Advanced Communications Group, Inc. ("Parent")
         c/o Continental Stock Transfer & Trust Company
         (the "Transfer Agent")
         2 Broadway, 19th Floor
         New York, NY  10004
         Attention:  Compliance Department
         Fax:  (212) 616-7608


         This notice is given pursuant to Section 5.6 of the provisions of the Exchange and Voting Trust Agreement referred to in the Exchange Agent Letter referred to below and except as otherwise defined herein all capitalized words and expressions used in this notice which are defined in the Exchange and Voting Trust Agreement have the meaning attributed to such words and expressions in the Exchange and Voting Trust Agreement.

         The undersigned hereby notifies Parent and Newco I that the undersigned hereby exercises the Exchange Put Right so as to require Parent or Newco I to purchase from the undersigned in accordance with Article 5 of the Exchange and Voting Trust Agreement:

         /  /   All share(s) represented by the certificates held for the
                undersigned by the Transfer Agent; or

         /  /   Class A Special Share(s) only (a minimum of 1,000 shares)

         The undersigned hereby notifies the Transfer Agent that the purchase shall be in accordance with the Exchange Agent Letter between ACG Exchange Company ("Newco II"), Newco I, 1 + USA V Acquisition Corp., Parent and the Transfer Agent.

         The undersigned hereby represents and warrants to Parent and Newco I that the undersigned has good title to, and owns, the Class A Special Share(s) represented by the undersigned's certificate(s) for the Class A Special Shares held by the Transfer Agent free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

         For value received, the undersigned does hereby sell, assign and transfer unto Parent or Newco I (as applicable) the number of Class A Special Shares of Newco II as referenced in the box checked above, and does hereby irrevocably constitute and appoint the Transfer Agent attorney to transfer the said stock on the books of Newco II with the full power of substitution in the premises.

         /  /   Please check box if the legal or beneficial owner of the
                Class A Special Shares is NOT a resident of Canada.

Parent Common Stock shall be delivered in accordance with instructions previously provided to the Transfer Agent by or in behalf of the undersigned unless contrary instructions are received by the Transfer Agent at least 48 hours prior to the Transfer Agent's receipt of this Notice of Exchange Put Right or unless contrary instructions accompany this Notice.

                                             ____________________, 200__
                                             Date

                                             [Name of Shareholder Entity]

                                             ______________________________
Witness:                                     Signature of Person Signing

                                             Print Name: __________________

_________________________________________
                                             Address:

                                             ______________________________
                                             Street and Number        City

                                             ______________________________
                                             Province, Postal Code

                  NOTE: PLEASE PROVIDE TELECOPY NUMBER AND TELEPHONE NUMBER AT WHICH SHAREHOLDER CAN BE REACHED:

                                                 __________________________
                                                 telecopy number

                                                 __________________________
                                                 telecopy number

                  NOTE: IF THE NOTICE OF EXCHANGE PUT RIGHT IS FOR LESS THAN ALL OF THE SHARE(S) REPRESENTED BY THE CERTIFICATE(S) HELD BY THE TRANSFER AGENT FOR THE SHAREHOLDER, A CERTIFICATE REPRESENTING THE REMAINING CLASS A SPECIAL SHARES WILL BE ISSUED AND REGISTERED IN THE NAME OF THE SHAREHOLDER AS IT APPEARS ON THE REGISTER OF ACG EXCHANGE COMPANY.

                 THIS FORM TO BE USED ONLY IF YOU RECEIVE NOTICE OR
              YOU OTHERWISE BECOME AWARE OF AN INSOLVENCY EVENT AFFECTING
                                ACG EXCHANGE COMPANY

                                     FORM 2

                            NOTICE OF EXCHANGE RIGHT

TO:               ACG Holding Company ("Newco I") and
                  Advanced Communications Group, Inc. ("Parent")
                  c/o Continental Stock Transfer & Trust Company
                  (the "Transfer Agent")
                  2 Broadway, 19th Floor
                  New York, NY  10004
                  Attention:  Compliance Department
                  Fax:  (212) 616-7608

         This notice is given pursuant to Section 5.6 of the provisions of the Exchange and Voting Trust Agreement referred to in the Exchange Agent Letter referred to below and except as otherwise defined herein all capitalized words and expressions used in this notice which are defined in the Exchange and Voting Trust Agreement have the meaning attributed to such words and expressions in the Exchange and Voting Trust Agreement.

         An Insolvency Event has occurred; a copy of the notice from Parent, Newco I or ACG Exchange Company ("Newco II") to that effect is attached hereto or a notarized affidavit of the applicable facts is attached hereto.

         The undersigned hereby notifies Parent and Newco I that the undersigned hereby exercises the Exchange Right so as to require Parent or Newco I to purchase from the undersigned in accordance with Article 5 of the Exchange and Voting Trust Agreement:

         / / all share(s) represented by the certificates held for the undersigned by the Transfer Agent; or

         /  /  Class A Special Share(s) only (a minimum of 1,000 shares)

         The undersigned hereby notifies the Transfer Agent that the purchase shall be in accordance with the Exchange Agent Letter between Newco II, Newco I, 1 + USA V Acquisition Corp., Parent and the Transfer Agent.

         The undersigned hereby represents and warrants to Parent and Newco I that the undersigned has good title to, and owns, the Class A Special Share(s) represented by the undersigned's certificate(s) for the Class A Special Shares held by the Transfer Agent free and clear of all liens, claims, encumbrances, security interests and adverse claims or interests.

         For value received, the undersigned does hereby sell, assign and transfer unto Parent or Newco I (as applicable) the number of Class A Special Shares of Newco II as referenced in the box checked above, and does hereby irrevocably constitute and appoint the Transfer Agent attorney to transfer the said stock on the books of Newco II with the full power of substitution in the premises.

         / / Please check box if the legal or beneficial owner of the Class A Special Shares is NOT a resident of Canada.

Parent Common Stock shall be delivered in accordance with instructions previously provided to the Transfer Agent by or in behalf of the undersigned unless contrary instructions are received by the Transfer Agent at least 48 hours prior to the Transfer Agent's receipt of this Notice of Exchange Right or unless contrary instructions accompany this Notice.

                                                  ____________________, 200__
                                                  Date

                                                  [Name of Shareholder Entity]

Witness:
                                                  ___________________________
                                                  Signature of Person Signing

_________________________                         Print Name: _______________

                                                  Address:

                                                  ____________________________
                                                  Street and Number       City

                                                  ____________________________
                                                  Province, Postal Code

                  NOTE: PLEASE PROVIDE TELECOPY NUMBER AND TELEPHONE NUMBER AT WHICH SHAREHOLDER CAN BE REACHED:

                                                 __________________________
                                                 telecopy number

                                                 __________________________
                                                 telecopy number

                  NOTE: IF THE NOTICE OF EXCHANGE RIGHT IS FOR LESS THAN ALL OF THE SHARE(S) REPRESENTED BY THE CERTIFICATE(S) HELD BY THE TRANSFER AGENT FOR THE SHAREHOLDER, A CERTIFICATE REPRESENTING THE REMAINING CLASS A SPECIAL SHARES WILL BE ISSUED AND REGISTERED IN THE NAME OF THE SHAREHOLDER AS IT APPEARS ON THE REGISTER OF ACG EXCHANGE COMPANY.